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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENVISION HEALTHCARE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ENVISION HEALTHCARE HOLDINGS, INC.
6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2015

        To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Envision Healthcare Holdings, Inc. will be held at The Inverness Hotel and Conference Center, located at 200 Inverness Drive West, Englewood, Colorado 80112, on Thursday, May 21, 2015, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect the three Class II directors named in the accompanying proxy statement to serve until the 2018 Annual Meeting of Stockholders and until their successors have been elected and qualified.

  2.
  To approve the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan.

  3.
  To approve the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan.

  4.
  To ratify the selection of Ernst & Young LLP as Envision Healthcare Holdings, Inc.'s independent registered public accounting firm for the year ending December 31, 2015.

  5.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on April 6, 2015 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof. This notice and the accompanying proxy statement are first being mailed to stockholders on or about April 22, 2015.

By Order of the Board of Directors,

Craig A. Wilson Senior Vice President, General Counsel and Secretary

April 22, 2015

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete your proxy. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015:

The proxy statement and the 2014 annual report are available at http://www.viewproxy.com/evhc/2015.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2015

i

ENVISION HEALTHCARE HOLDINGS, INC.
6200 S. Syracuse Way, Suite 200
Greenwood Village, CO 80111

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What are the proxy materials?

        The accompanying proxy is delivered and solicited on behalf of the board of directors (the "board"), of Envision Healthcare Holdings, Inc., a Delaware corporation (referred to as "Envision Healthcare," "the Company," "we," "us," or "our"), in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Inverness Hotel and Conference Center, located at 200 Inverness Drive West, Englewood, Colorado 80112, on Thursday, May 21, 2015, at 10:00 a.m., local time. We are first sending this proxy statement and the enclosed form of proxy to stockholders on or about April 22, 2015. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission ("SEC") rules, and is designed to assist you in voting your shares. The proxy materials include our proxy statement for the Annual Meeting, our annual report to stockholders, which includes our annual report on Form 10-K for the year ended December 31, 2014, and the proxy card or a voting instruction card for the Annual Meeting.

I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?

        We are sending only one copy of our proxy statement and annual report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs.

        If your household received a single mailing this year and you would like to have additional copies of our proxy materials mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Secretary in writing at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, or call us at 303-495-1200. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

What items of business will be voted on at the Annual Meeting?

        The items of business scheduled to be voted on at the Annual Meeting are:

  •
  Proposal 1: The election of three Class II directors for a term expiring at the 2018 Annual Meeting of Stockholders;

  •
  Proposal 2: The approval of the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan" or "ESPP");

  •
  Proposal 3: The approval of the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan (the "Provider Stock Purchase Plan" or "PSPP");

  •
  Proposal 4: The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

  •
  Any other business that may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

  •
  "FOR" the election of each of the nominees named in the proxy statement as Class II directors for a term expiring at the 2018 Annual Meeting of Stockholders;

  •
  "FOR" the approval of the Employee Stock Purchase Plan;

  •
  "FOR" the approval of the Provider Stock Purchase Plan;

  •
  "FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

  •
  At the discretion of the proxy holders, either FOR or AGAINST, any other matter or business that may properly come before the Annual Meeting.

        As of the date hereof, our board is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies in accordance with their judgment on those matters.

Who is entitled to vote at the Annual Meeting?

        The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is April 6, 2015. At the close of business on that date, we had 184,586,249 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters' rights are not applicable to any of the matters being voted upon at the Annual Meeting.

        By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        Registered Stockholders.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company ("AST"), you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card in one of the manners listed on the proxy card or to vote in person at the Annual Meeting.

        Beneficial Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the proxy materials were forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares using the methods prescribed by your broker or nominee on the voting instruction card you received with the proxy materials. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's or nominee's procedures for obtaining a legal proxy.

What votes are required to approve each of the proposals?

        For Proposal 1, the nominees for Class II director will be elected by the affirmative vote of the holders of at least a plurality of the votes of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the three nominees receiving the highest number of affirmative votes will be elected.

        Proposal 2, the approval of the Employee Stock Purchase Plan, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter.

        Proposal 3, the approval of the Provider Stock Purchase Plan, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter.

        Proposal 4, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter.

How are broker non-votes and abstentions counted?

        A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has received no instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only Proposal 4 (ratifying the selection of our independent registered public accounting firm) is considered a routine matter. Your broker will therefore not have discretion to vote on the following "non-routine" matters absent direction from you: the election of directors, the approval of the Employee Stock Purchase Plan and the approval of the Provider Stock Purchase Plan.

        Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. Broker non-votes are not voted affirmatively or negatively and will have no effect on the approval of any of the proposals, except where brokers may exercise their discretion on routine matters. An abstention on any proposal (other than director elections) will have the effect of a vote against approval of that proposal.

Can I vote in person at the Annual Meeting?

        For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with AST, you may vote your shares in person at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?

        Space for the Annual Meeting is limited and admission will be on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver's license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of April 6, 2015, the record date, such as their most recent account statement reflecting their stock ownership prior to April 6, 2015, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.

Can I vote by telephone or Internet?

        For beneficial stockholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and Internet voting options. Stockholders should refer to the voting instruction card provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with AST will also be able to vote using the telephone and Internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with AST, you may vote those shares by calling the telephone number specified on your proxy or accessing the Internet website address specified on your proxy instead of completing and signing the proxy itself. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

How will my proxy be voted?

        The proxy accompanying this proxy statement is solicited on behalf of our board for use at the Annual Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes "for" such proposal, or in the case of the election of directors, as a vote "for" election of each of the nominees presented by the board.

How do I change or revoke my proxy?

        Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.

How can I make a proposal or make a nomination for director for next year's annual meeting?

        You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our amended and restated by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2016, the proposal or nomination must be received by us at our principal executive offices no later than December 23, 2015. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2016 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices between January 22, 2016 and February 21, 2016 and comply with the other provisions of our amended and restated by-laws.

Who pays for the cost of proxy preparation and solicitation?

        The accompanying proxy is solicited by our board. We have also retained the firm of Alliance Advisors, LLC to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $6,000, plus reimbursement of expenses. Alliance Advisors will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board Structure

        In May 2011, pursuant to the Agreement and Plan of Merger among Envision Healthcare Corporation (the "Corporation"), Envision Healthcare Intermediate Corporation, and CDRT Merger Sub, Inc. ("Sub"), Sub merged with and into the Corporation, with the Corporation as the surviving corporation and an indirect wholly owned subsidiary of Envision Healthcare (the "Merger"). Envision Healthcare was formed by investment funds sponsored by, or affiliated with, Clayton, Dubilier & Rice, LLC (the "CD&R Affiliates") in connection with the Merger.

        In connection with our initial public offering ("IPO") completed in August 2013, we entered into a stockholders agreement (the "stockholders agreement") with the CD&R Affiliates under which the CD&R Affiliates had the right to designate nominees for our board, whom we refer to as "CD&R Designees," subject to the maintenance of specified ownership requirements. Upon the CD&R Affiliates' disposition of the remaining shares of our common stock beneficially owned by them in a registered secondary offering, on March 11, 2015 the stockholders agreement terminated pursuant to its terms. As a result, the CD&R Affiliates are no longer entitled to appoint any CD&R Designees.

        Under our second amended and restated certificate of incorporation, our board consists of such number of directors as may be determined from time to time by resolution of the board, but in no event may the number of directors be less than one. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director. Each director will hold office until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

        Our board is currently composed of nine members as set forth in the table below. Our second amended and restated certificate of incorporation provides for a classified board, with members of each class serving staggered three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. We currently have three directors in Class I, three directors in Class II and three directors in Class III. The terms of directors in Classes II, III and I end at the annual meetings in 2015, 2016, and 2017, respectively. James D. Shelton, our director nominee, will serve as a Class II director following his election at our Annual Meeting, and Mr. Giuriceo has notified the board of his intention to resign from our board at such time.

Director	Class
Carol J. Burt	Class II—Expiring 2015 Annual Meeting
Kenneth A. Giuriceo	Class II—Expiring 2015 Annual Meeting
Leonard M. Riggs, Jr., M.D.	Class II—Expiring 2015 Annual Meeting
William A. Sanger*	Class III—Expiring 2016 Annual Meeting
Michael L. Smith**	Class III—Expiring 2016 Annual Meeting
Ronald A. Williams	Class III—Expiring 2016 Annual Meeting
Mark V. Mactas	Class I—Expiring 2017 Annual Meeting
Randel G. Owen	Class I—Expiring 2017 Annual Meeting
Richard J. Schnall	Class I—Expiring 2017 Annual Meeting

*
Chair

**
Lead Director

        At each annual meeting of stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board is therefore asking you to elect the three Class II nominees for director, two of which, Ms. Burt and Dr. Riggs, have terms expiring at the Annual Meeting and have been nominated for re-election at the Annual Meeting. Mr. Shelton, our director nominee, has also been nominated for election as a Class II director. See "Proposal 1—Election of Directors" on page 45.

        Set forth below is biographical information as well as background information relating to each nominee's and continuing director's business experience, qualifications, attributes and skills and why the board and nominating and corporate governance committee believe each individual is a valuable member of the board. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors and our non-continuing director following thereafter. The respective age of each individual below is as of December 31, 2014.

Nominees for Election to the Board of Directors in 2015

Class II—Nominees for a Term Expiring in 2018

Name	Age	Principal Occupation and Other Information
Carol J. Burt	57	Ms. Burt became a director of the Company in August 2011. Ms. Burt, principal of Burt-Hilliard Investments, is a private investor and serves as an Operating Partner and on the Operating Council for Consonance Capital Partners, a private equity firm focused on investing in the U.S. healthcare industry. Ms. Burt was formerly an executive of WellPoint, Inc., where she served from 1997 to 2007, most recently as WellPoint's Senior Vice President, Corporate Finance and Development, from 2005 until 2007. Ms. Burt was a member of the executive team that built WellPoint from a single state Blue plan to one of the country's leading health benefits companies with revenues of $61 billion. In her time at WellPoint, Ms. Burt was responsible for, among other things, corporate strategy, mergers and acquisitions, finance, treasury, and real estate management. In addition, WellPoint's financial services and international insurance business units reported to her. Ms. Burt also serves as a director of ResMed, Inc., a manufacturer and distributer of medical equipment for treating sleep, disordered breathing and other respiratory disorders, as well as WellCare Health Plans, Inc., a provider of managed care services to government-sponsored healthcare programs. Previously, Ms. Burt served on the boards of Vanguard Health Systems and Transitional Hospitals Corporation, both publicly traded corporations. In addition, Ms. Burt was Senior Vice President and Treasurer of American Medical Response and spent 16 years with Chase Securities (now J.P. Morgan), most recently as founder and head of the Health Care Investment Banking Group. We believe that Ms. Burt's strategic, operational and financial experience in the managed care and healthcare services industries are valuable assets to our board.
Leonard M. Riggs, Jr., M.D.	71

Dr. Riggs became a director of the Company in August 2011 and was previously a director of the Corporation from July 2010 to May 2011. He is a private investor and serves as an Operating Partner of CIC Partners, a private equity firm based in Dallas, Texas, and as an affiliate partner of Lindsay Goldberg, a private equity firm based in New York. Dr. Riggs was a founder of EmCare, and also served as its Chairman and Chief Executive Officer until 2001. Dr. Riggs has served on numerous boards and is a former president of the American College of Emergency Physicians. We believe Dr. Riggs's experience as a prominent physician with executive experience in outsourced healthcare services enables him to provide a unique and valuable perspective as a member of our board.

Name	Age	Principal Occupation and Other Information
James D. Shelton	61

Mr. Shelton is a director nominee for 2015. From July through December 2010, Mr. Shelton served as the interim Chairman and Chief Executive Officer of Omnicare, Inc. Mr. Shelton served as Chairman, Chief Executive Officer and President of Triad Hospitals, Inc., from 1999 until its sale in 2007. Prior to his leadership at Triad Hospitals, Mr. Shelton held numerous executive positions at Columbia/HCA Healthcare Corporation, serving as President of the Pacific Group from 1998 to 1999 and President of the Central Group from 1994 to 1998. Mr. Shelton serves as Chairman of the Board of Directors of Omnicare,  Inc. and on the Board of Directors of Ventas Inc. Mr. Shelton received a bachelor's degree from Louisiana State University and a Master of Science degree in public administration from University of Missouri-Columbia. We believe that Mr. Shelton's extensive executive, strategic and operational experience at Fortune 500 healthcare industry companies qualifies him to serve on our board.

Continuing Members of the Board of Directors

Class III—Directors Whose Term Expires in 2016

Name	Age	Principal Occupation and Other Information
William A. Sanger	64	Mr. Sanger has been a director, the President and the Chief Executive Officer of the Company since May 2011, and has served as Chairman of our board since November 2014. In addition, he has been the Chief Executive Officer of the Corporation and its predecessor since February 2005, and the President of the Corporation since 2008. Mr. Sanger was appointed President of EmCare in 2001 and Chief Executive Officer of EmCare and AMR in June 2002. Mr. Sanger served as President and Chief Executive Officer of Cancer Treatment Centers of America, Inc. from 1997 to 2001. Mr. Sanger is also a co-founder of BIDON Companies, where he has been a Managing Partner since 1999. From 1994 to 1997, Mr. Sanger was co-founder and Executive Vice President of PhyMatrix Corp., then a publicly traded diversified health services company. In addition, Mr. Sanger was President and Chief Executive Officer of various other healthcare entities, including JFK Health Care System. Mr. Sanger serves as the Chairman of the board of directors of Vidacare Corporation, a medical device company, and is also a director of Carestream Health, Inc. Mr. Sanger has more than 30 years of experience in the healthcare industry, and we believe his experience both as an entrepreneur and a seasoned public company executive, including eight years of experience in different capacities with EmCare and AMR, make him uniquely qualified to serve on our board. Mr. Sanger has an M.B.A. from the Kellogg School of Management at Northwestern University.

Name	Age	Principal Occupation and Other Information
Michael L. Smith	66

Mr. Smith became a director of the Company in August 2011 and previously was a director of the Corporation and its predecessor from July 2005 to May 2011. Mr. Smith was appointed by our independent directors to serve as the board's lead director on April 10, 2015. Mr. Smith is a private investor who continues to serve on the boards of leading healthcare companies. He is a founding partner of Cardinal Equity Fund and Cardinal Equity Partners. From 2001 until his retirement in January 2005, Mr. Smith served as Executive Vice President and Chief Financial and Accounting Officer of Anthem, Inc. and its subsidiaries, Anthem Blue Cross and Blue Shield, which together form one of the leading health insurance groups in the United States. Mr. Smith brings a deep knowledge of public companies in the healthcare industry from his past experience as an executive and his continuing experience as a director. From 1996 to 1998, he served as Chief Operating Officer and Chief Financial Officer of American Health Network Inc., then a subsidiary of Anthem. Mr. Smith was Chairman, President and Chief Executive Officer of Mayflower Group, Inc., a transportation company, from 1989 to 1995, and held various other management positions with that company from 1974 to 1989. Mr. Smith also serves as a director of Vectren Corporation, a gas and electric power utility, and is the Chairman of the board of HH Gregg, Inc., a national home appliance and electronics retailer. Mr. Smith previously served as a director of Kite Realty Group Trust, a retail property REIT, from 2004 to 2014, Calumet Specialty Products, LP, a refiner of specialty petroleum products, from 2006 to 2009, Intermune Inc., a biopharmaceutical company, and Brightpoint, Inc., a distributor of wireless communication products and services. Mr. Smith also serves as a member of the Board of Trustees of DePauw University, The Lumina Foundation, and is a former member (past Chairman) of the Indiana Commission for Higher Education. Mr. Smith is Chairman of the board of the Eskenazi Health Foundation. We believe that Mr. Smith's healthcare industry and public company experience qualifies him to serve on our board and as lead director.

Name	Age	Principal Occupation and Other Information
Ronald A. Williams	65

Mr. Williams became a director of the Company in May 2011 and served as Chairman of our board from May 2011 to November 2014. Mr. Williams served as the board's lead director from November 2014 to April 2015. Mr. Williams has been an operating advisor to Clayton, Dubilier & Rice Fund VIII, L.P. since April 2011. Mr. Williams has served as the Chairman and Chief Executive Officer of RW2 Enterprises, LLC since April 2011. Previously, Mr. Williams was Chairman of Aetna Inc. After joining Aetna in 2001, he became President in 2002. He served as Chief Executive Officer from February 2006 to November 2010 and Chairman of the board from October 2006 to April 2011. Mr. Williams is a member of the President's Management Advisory Board, assembled by President Obama to help bring the best of business practices to the management and operation of the federal government. Mr. Williams serves on the board of directors of American Express Company, The Boeing Company and Johnson & Johnson, as well as the Boards of the Peterson Institute for International Economics, and the National Academy Foundation. Prior to joining Aetna, Mr. Williams was Group President of the Large Group Division at WellPoint Health Networks Inc. and President of the company's Blue Cross of California subsidiary. Mr. Williams is a graduate of Roosevelt University and holds an M.S. in Management from the Sloan School of Management at the Massachusetts Institute of Technology. Mr. Williams brings to our board his extensive management, operations and business experience leading in a rapidly changing and highly regulated industry and his focus on innovation through information technology, as well as his leadership, financial and core business skills.

Class I—Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Other Information
Mark V. Mactas	62	Mr. Mactas was appointed a director of the Company in November 2013. From 2010 to 2011, Mr. Mactas served as Deputy Chairman, President and Chief Operating Officer of Towers Watson & Co. From 2001 to 2010, Mr. Mactas was Chairman and Chief Executive Officer of Towers Perrin. In March 2015, Mr. Mactas was appointed as a director of Accolade, Inc., a consumer healthcare engagement company. He is currently the Vice Chairman of the board of trustees of Save The Children, where he has been a trustee since 2006. Mr. Mactas was president of the Conference of Consulting Actuaries and served on its board as well as that of the American Academy of Actuaries. He also sits on the board of trustees of Lehigh University, where he serves on the executive committee. He is a member of the American Academy of Actuaries and is a fellow of the Society of Actuaries and the Conference of Consulting Actuaries. He received a bachelor's degree in mathematics and economics from Lehigh University in 1974. We believe that Mr. Mactas's executive and business experience qualifies him to serve on our board.
Randel G. Owen	55

Mr. Owen has been a director since August 2011, the Chief Financial Officer and Executive Vice President since May 2011 and the Chief Operating Officer since September 2012, all of the Company. He has served as Chief Financial Officer since February 2005 and as Executive Vice President since December 2005 of the Corporation and its predecessor. In addition, Mr. Owen was appointed Executive Vice President and Chief Financial Officer of American Medical Response, Inc. ("AMR") in March 2003. He joined EmCare Holdings Inc. ("EmCare") in July 1999 and served as Executive Vice President and Chief Financial Officer from June 2001 to March 2003. Mr. Owen is also a director of First Cash Financial Services, Inc. Before joining EmCare, Mr. Owen was Vice President of Group Financial Operations for PhyCor, Inc., a medical clinic operator, in Nashville, Tennessee from 1995 to 1999. Mr. Owen has more than 30 years of financial experience in the healthcare industry, and we believe his extensive financial background, financial reporting expertise, and knowledge of operations to be valuable contributions to our board. Mr. Owen received an accounting degree from Abilene Christian University.

Name	Age	Principal Occupation and Other Information
Richard J. Schnall	45

Mr. Schnall became a director of Envision Healthcare Holdings, Inc. in May 2011. Mr. Schnall has been a financial partner at Clayton, Dubilier & Rice, LLC ("CD&R") since 2001 and has been with the firm since 1996. Prior to joining CD&R, he worked in the Investment Banking division of Donaldson, Lufkin & Jenrette, Inc. and Smith Barney & Co. Mr. Schnall is currently a director of U.S. Foods, David's Bridal, Inc. and PharMEDium Healthcare Corporation, and formerly served on the boards of directors of AssuraMed, Inc., Sally Beauty Holdings,  Inc. and Diversey, Inc. Mr. Schnall is a graduate of the Wharton School of Business at the University of Pennsylvania and holds an M.B.A. from Harvard Business School. We believe that Mr. Schnall's executive and financial experience qualifies him to serve on our board.

Non-Continuing Member of the Board of Directors

Name	Age	Principal Occupation and Other Information
Kenneth A. Giuriceo	41	Mr. Giuriceo became a director of the Company in May 2011. Mr. Giuriceo has been a financial partner at CD&R since 2007. Prior to joining CD&R in 2003, Mr. Giuriceo worked in the principal investment area of Goldman, Sachs & Co. from 2002 to December 2003. Mr. Giuriceo is currently a member of the board of directors of David's Bridal, Inc., TruGreen Holding Corporation and Healogics Holdings Corp. and a member of the board of managers of John Deere Landscapes LLC. He formerly served on the board of directors of The ServiceMaster Company and Sally Beauty Holdings, Inc. Mr. Giuriceo has notified the board that he intends to resign as a director upon the election of his replacement at the Annual Meeting.

Controlled Company Transition Period

        As of July 16, 2014, the CD&R Affiliates no longer controlled a majority of the voting power of our outstanding common stock. Accordingly, as of such date we no longer qualified as a "controlled company" within the meaning of the New York Stock Exchange (the "NYSE") corporate governance standards. Consequently, under the NYSE corporate governance rules, we are required to (i) appoint a majority of independent directors to our board within one year of the date we no longer qualified as a "controlled company", (ii) appoint a majority of independent directors to each of the compensation and nominating and corporate governance committees within 90 days of the date we no longer qualified as a "controlled company" and such committees must be composed entirely of independent directors within one year of such date, and (iii) have an annual performance evaluation of the nominating and corporate governance and compensation committees.

        While we have satisfied the NYSE's requirement that we appoint a majority of independent directors to each of the compensation and corporate governance committees during the relevant transition periods described above, we continue to utilize certain of these exemptions from the NYSE corporate governance requirements. In particular, we do not currently have a majority of independent directors, and each of our compensation and our nominating and corporate governance committees, while consisting of a majority of independent directors, do not consist entirely of independent directors.

Accordingly, stockholders currently do not have the same protections afforded to stockholders of companies that are subject to all of the NYSE corporate governance standards. Following the election of our director nominee to our board at the Annual Meeting, a majority of our directors will be independent.

        The "controlled company" exception and related transition periods do not modify the audit committee independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the NYSE rules. As required by Exchange Act Rule 10A-3 and the NYSE corporate governance rules, our audit committee is comprised entirely of independent directors.

Director Independence

        Our board determined, after considering all of the relevant facts and circumstances, that Ms. Burt, Mr. Mactas, Dr. Riggs and Mr. Smith, all currently directors, and Mr. Shelton, our director nominee, are "independent" as defined by the rules and regulations of the SEC and the listing standards of the NYSE. This means that these independent directors and our director nominee do not have any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Board Leadership Structure

        As noted in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the board ("Chairman"), and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. From May 2011 to August 2014, Ronald A. Williams, a CD&R Designee, served as our Chairman. In November 2014, the board appointed William A. Sanger, our Chief Executive Officer and President, to serve as our Chairman, at which time Mr. Williams was appointed lead director. Mr. Williams served as the board's lead director until April 10, 2015, at which time our independent directors unanimously appointed Mr. Smith, an independent director as defined by the NYSE's corporate governance standards, to serve as the board's lead director. During 2014, the board reviewed and analyzed the board's leadership structure and concluded that the combination of the Chairman and Chief Executive Officer roles would best serve the interests of the Company and its stockholders. The board determined that our Chief Executive Officer is best suited to serve as our Chairman due to Mr. Sanger's unique familiarity with our business and strategic priorities. The board also considered the high level of engagement that our independent directors exercise in their oversight responsibilities and the corporate governance responsibilities undertaken by our lead director, which support an effective board leadership structure. Our lead director has the following responsibilities and powers:

  •
  Presiding at all meetings of the board at which the Chairman is not present, including executive sessions of the non-management directors of the board and the independent directors of the board.

  •
  Authority to call meetings of the non-management directors of the board and the independent directors of the board.

  •
  Serving as a principal liaison on board-wide issues between the Chairman and the non-management directors of the board and the independent directors of the board.

  •
  Consulting with the Chairman as to the quality, quantity, appropriateness and timeliness of information sent to the board.

  •
  Consulting with the Chairman regarding meeting agendas for the board.

  •
  Recommending to the board the retention of outside advisors and consultants who report directly to the board on board-wide issues.

  •
  Regularly apprised of inquiries from stockholders and involved in correspondence responding to these inquiries, when appropriate.

  •
  If requested by stockholders, ensuring that he is available, when appropriate, for consultation and direct communication.

Meetings of the Board of Directors and Attendance at the Annual Meeting

        Our board held 10 meetings during the fiscal year ended December 31, 2014. Each of our directors attended at least 75% of the total number of meetings of the board, and at least 75% of the committee meetings occurring while he or she served on the committee. Directors are encouraged to attend our annual meetings. Two of our directors attended our 2014 Annual Meeting of Stockholders.

Executive Sessions

        Executive sessions, which are meetings of the non-management members of the board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, will determine which member will preside at such session. The committees of the board, as described more fully below, also meet regularly in executive session.

Corporate Governance Guidelines

        Our board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at http://investor.evhc.net under the heading "Corporate Governance." These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The nominating and corporate governance committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board any changes to the guidelines.

Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers

        The board adopted a Code of Business Conduct and Ethics that applies to all of the Company's officers, employees and directors, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, corporate officers with financial and accounting responsibilities, including the Controller/Chief Accounting Officer, Treasurer and any other person performing similar tasks or functions. A copy of both codes is available on our website at http://investor.evhc.net under the heading "Corporate Governance—Code of Business Conduct & Ethics."

        We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer/controller, or persons performing similar functions, and our directors, by posting such information on our website at http://investor.evhc.net under the heading "Corporate Governance—Code of Business Conduct & Ethics."

Committees of the Board of Directors

        Our board maintains an audit committee, a compensation committee, a nominating and corporate governance committee, a compliance committee, a finance committee and an executive committee. Current copies of the charters of the board committees are available on our website at http://investor.evhc.net under the heading "Corporate Governance—Committee Composition."

        The following table shows current committee membership and the number of meetings held during 2014. Mr. Giuriceo served on the audit committee until his resignation from the committee on August 5, 2014, when Dr. Riggs was appointed to the committee. Mr. Schnall served on the compensation committee until his resignation from the committee on August 5, 2014.

Director	Audit	Compensation	N&CG	Compliance	Finance	Executive
Carol J. Burt	✓		✓		✓
Kenneth A. Giuriceo					✓*
Mark V. Mactas		✓*		✓
Randel G. Owen				✓	✓
Leonard M. Riggs, Jr., M.D.	✓	✓		✓*
William A. Sanger				✓	✓	✓
Richard J. Schnall					✓	✓
Michael L. Smith	✓*		✓	✓
Ronald A. Williams		✓	✓*	✓		✓*
Number of Meetings	6	6	4	4	4	4

✓= Current Committee Member; * = Chair

Audit Committee

        As more fully described in its charter, our audit committee has responsibility for, among other things, assisting our board in overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting, and the performance of our internal audit function and independent registered public accounting firm. Our audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

        Mr. Smith, Dr. Riggs and Ms. Burt currently serve on our audit committee. Mr. Giuriceo served on our audit committee until his resignation from the committee on August 5, 2014, at which time Dr. Riggs was appointed to our audit committee. Our board has determined that Dr. Riggs will resign from the audit committee following the Annual Meeting, and that Mr. Shelton, our director nominee, will serve on the audit committee upon his election at the Annual Meeting. Our board has determined that Mr. Smith and Ms. Burt are "audit committee financial experts," and that our current audit committee members, Mr. Smith, Dr. Riggs and Ms. Burt, as well as Mr. Shelton, our director nominee, are "financially literate" under the NYSE corporate governance rules. As of August 5, 2014, our audit committee was comprised entirely of independent directors.

Compensation Committee

        As more fully described in its charter, our compensation committee has responsibility for reviewing and approving the compensation and benefits of our employees, directors and consultants, administering our employee benefits plans, reviewing, authorizing and ratifying incentive arrangements, and authorizing employment and related agreements. Messrs. Mactas and Williams and Dr. Riggs currently serve on our compensation committee. Mr. Schnall served on our compensation committee until his resignation from the committee on August 5, 2014. Our board has determined that Mr. Shelton, our director nominee, will serve on our compensation committee upon his election at the Annual Meeting. As of August 5, 2014, our compensation committee was comprised of a majority of independent directors. As permitted under available exemptions from certain NYSE corporate governance requirements, our compensation committee must be comprised entirely of independent directors within one year of the date we ceased to be a "controlled company" within the meaning of the NYSE's corporate governance rules, or July 16, 2015.

        The compensation committee has the authority to retain compensation consultants, outside counsel and other advisers. During 2014, the committee engaged Towers Watson to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the Company's compensation program for its senior executive officers, including the named executive officers, and non-employee directors. Towers Watson is a global professional services company and management also engaged a separate office of Towers Watson to provide health and group benefits consulting, medical malpractice actuarial work, and other related services; however, management did not engage this office of Towers Watson in any consulting specific to executive compensation. The decision by management to engage Towers Watson for these services was not approved, or required to be approved, by the compensation committee. We paid Towers Watson approximately $994,000 for the services provided to management, which were unrelated to executive compensation, and approximately $196,000 for the executive compensation services provided to the compensation committee. The individuals at Towers Watson who advise the compensation committee on executive compensation matters have no involvement in the other services provided to management, and those individuals advising the compensation committee report directly to, and are overseen by, the compensation committee. These individuals have no other relationships with the Company or management. The committee performed an assessment of Towers Watson's independence to determine whether the consultant is independent, taking into account Towers Watson's executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the committee determined that the firm's work has not raised any conflict of interest and the firm is independent.

Nominating and Corporate Governance Committee

        As more fully described in its charter, our nominating and corporate governance committee has responsibility, among its other duties and responsibilities, for identifying and recommending candidates to the board for election to our board, reviewing the composition of the board and its committees, developing and recommending to the board corporate governance guidelines that are applicable to us, and overseeing board evaluations. Our board has determined that Mr. Shelton, our director nominee, will serve on our nominating and corporate governance committee upon his election at the Annual Meeting. The nominating and corporate governance committee is comprised of a majority of independent directors. As permitted under available exemptions from certain NYSE corporate governance requirements, our nominating and corporate governance committee must be comprised entirely of independent directors within one year of the date we ceased to be a "controlled company" within the meaning of the NYSE's corporate governance rules, or July 16, 2015.

Compliance Committee

        As more fully described in its charter, our compliance committee has responsibility for ensuring proper communication of compliance issues to the board and its committees, reviewing significant compliance risk areas and management's efforts to monitor, control and report such risk exposures, monitoring the effectiveness of our ethics and compliance department; and reviewing and approving compliance related policies and procedures.

Finance Committee

        As more fully described in its charter, our finance committee has responsibility for assisting the board in satisfying its responsibilities relating to our financing strategy, financial policies and financial condition.

Executive Committee

        As more fully described in its charter, our executive committee has responsibility for assisting the board with its responsibility and, except as may be limited by law, our amended and restated certificate of incorporation or amended and restated by-laws, to exercise the powers and authority of the board while the board is not in session.

Selection of Nominees for Election to the Board

        Our Corporate Governance Guidelines provide that the nominating and corporate governance committee will identify and select, or recommend that the board select, board candidates who the nominating and corporate governance committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The nominating and corporate governance committee considers the board's current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees, such as: integrity and honesty; the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with healthcare, operations, finance or marketing or other fields which will complement the talents of the other board members; willingness and capability to take the time to actively participate in board and committee meetings and related activities; ability to work professionally and effectively with other board members and the Company's management; availability to remain on the board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. In identifying candidates for election to the board, the nominating and corporate governance committee considers nominees recommended by directors, stockholders and other sources. The nominating and corporate governance committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the nominating and corporate governance committee would recommend the candidate for consideration by the full board. The nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        The nominating and corporate governance committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board for consideration by the nominating and corporate governance committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Envision Healthcare Holdings, Inc., c/o Secretary, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board. Our amended and restated by-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board.

Communications with the Board

        Any stockholder or interested party who wishes to communicate with our board as a whole, the independent directors, or any individual member of the board or any committee of the board may write to the Company at: Envision Healthcare Holdings, Inc., c/o Secretary, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111.

        Depending on the subject matter, the Secretary will either (i) promptly forward to the Chairman of the audit committee of the board and the Office of the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to the Company; or (ii) not forward to the board, any committee or any director, any communications of a personal nature or not related to the duties of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Secretary to be immaterial to the Company.

Risk Oversight

        Our board as a whole has responsibility for overseeing our risk management. The board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board about the identification and assessment of key risks and our risk mitigation strategies. The full board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our audit committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our compliance committee provides oversight on compliance related legal and regulatory exposure and meets regularly with our chief legal and compliance executives. Our compensation committee evaluates risks arising from our compensation policies and practices, as more fully described below. The audit committee, compensation committee and compliance committees provide reports to the full board regarding these and other matters. The audit committee and our full board receive regular updates from the Company's Chief Information Officer regarding the Company's cybersecurity and data protection program, including key cybersecurity initiatives the Company has undertaken.

Compensation Risk Assessment

        The compensation committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the compensation committee concluded that the Company's compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking.

Compensation Committee Interlocks and Insider Participation

        During 2014, Messrs. Mactas, Schnall, Williams and Dr. Riggs served on our compensation committee. Mr. Schnall resigned from the compensation committee on August 5, 2014. None of the directors who served on the compensation committee during 2014 are an officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company serves as a director or as a member of the compensation committee of a company (i) whose executive officer served as a director or as a member of the compensation committee of the Company and (ii) which employs a director of the Company.

Director Compensation for Fiscal Year 2014

        The following table provides information concerning the compensation of our non-employee directors in fiscal year 2014:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Carol J. Burt	123,000	100,000	223,000
Kenneth A. Giuriceo	0	0	0
Mark V. Mactas	118,000	100,000	218,000
Leonard M. Riggs, Jr., M.D.	62,057	162,057	224,114
Richard J. Schnall	0	0	0
Michael L. Smith	131,000	100,000	231,000
Ronald A. Williams	500,000	0	500,000

(1)
Messrs. Sanger and Owen are not included in the table as they are employees of the Company and do not receive any additional compensation for their service as directors. The compensation paid to Messrs. Sanger and Owen is set forth in the Summary Compensation Table in the Executive Compensation section of this proxy statement. Messrs. Giuriceo and Schnall, as principals or employees of the CD&R Affiliates, did not receive any compensation from the Company in 2014 for serving as directors.

(2)
Represents aggregate grant date fair value under ASC Section 718 of all restricted stock unit (RSU) awards granted in 2014. See Note 17 to our audited consolidated financial statements included in our Annual Report for the assumptions made in determining these values. There were no forfeitures of RSU awards by our directors in 2014. As of December 31, 2014, the non-employee directors held the following RSU and stock option awards: Ms. Burt (39,390 RSUs), Mr. Giuriceo (no awards), Mr. Mactas (2,865 RSUs), Dr. Riggs (29,505 RSUs), Mr. Schnall (no awards), Mr. Smith (20,776 RSUs) and Mr. Williams (523,128 options).

        In 2014, Mr. Williams was paid an annual fee of $500,000 for his services as the non-executive Chairman and as lead director of our board. In addition, Mr. Williams received a grant of options in September 2011 to purchase shares of the Company's common stock under the Stock Incentive Plan, which will vest in five equal installments, with the first four installments having vested on December 31, 2011, 2012, 2013 and 2014, respectively, and the remaining installment vesting on December 31, 2015, subject to the continued provision of services by Mr. Williams to the Company. Mr. Williams also has an investment in the CD&R Advisor Fund VIII Co-Investor, L.P. fund, which held shares of Company common stock prior to March 11, 2015.

        In 2014, Ms. Burt was paid an annual fee of $90,000 for her service as a member of our board. Ms. Burt also received an additional $15,000 for her service as a member of our audit committee, $10,000 for her services as a member of our finance committee, and $8,000 for her service as a member of our nominating and corporate governance committee. In 2014, Dr. Riggs was paid an annual fee of $90,000 for his service as a member of our board plus an additional $18,000 for acting as Chairman of our compliance committee, an additional $6,114 for serving as a member of our audit committee during a portion of 2014, and an additional $10,000 for his service as a member of our compensation committee. In 2014, Mr. Smith was paid an annual fee of $90,000 for his service as a member of our board plus an additional $18,000 for acting as the Chairman of our audit committee, an additional $15,000 for his service as a member of our compliance committee, and an additional $8,000 for serving as a member of our nominating and corporate governance committee. Mr. Mactas was paid $90,000 for his service as a member of our board, an additional $15,000 for his service as a member of our compliance committee and $13,000 for acting as Chairman of our compensation committee. For 2014, Ms. Burt, Dr. Riggs and Mr. Smith each chose to receive a portion of their director fees as restricted stock units, which we refer to as RSUs, covering shares of the Company's common stock, and deferred receipt thereof in accordance with Section 409A of the Code.

        Messrs. Sanger and Owen, as employees of the Company did not receive any additional compensation for their service as directors during 2014. Similarly, Messrs. Giuriceo and Schnall, as principals or employees of the CD&R Affiliates, did not receive any compensation from the Company for their service as directors during 2014.

        We are party to indemnification agreements with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Director Compensation Program

        Following our IPO in August 2013, our board adopted a compensation program applicable to our non-employee directors, other than for Mr. Williams, our former Chairman and lead director, who was a CD&R Designee for 2014 and received an annual fee of $500,000 in 2014, and for our directors who are principals or employees of the CD&R Affiliates who, for 2014, did not receive any compensation from the Company for serving as directors. Under this program, each of our non-employee directors receives an annual cash retainer of $90,000 paid in equal quarterly installments and an annual award of restricted stock units with a fair market value equal to $100,000 on the date of grant. The restricted stock units will be granted on the day of the Company's annual meeting each year and vest either in full on the first anniversary of the grant date or, if earlier, at the next annual meeting. Restricted stock units will be paid upon vesting, or, at the director's election, at a later date or upon termination of board service pursuant to the deferral terms of the restricted stock unit agreement. Non-employee directors may also elect to convert all or a portion of their cash retainers into deferred stock units to be paid at a later date or upon termination of board service pursuant to the deferral terms of a deferred stock unit agreement. In April 2015, following Mr. Smith's appointment as our board's lead director, our board determined that Mr. Smith would receive an additional annual cash retainer of $82,000 for his service as lead director, and that Mr. Williams will receive the standard compensation payable to our non-employee directors for his board service going forward.

        Additionally, non-employee directors appointed to serve on board committees receive the following additional cash retainers: chair of audit or compliance committee—$18,000; member of audit or compliance committee—$15,000; chair of compensation, executive or finance committee—$13,000; member of compensation, executive or finance committee—$10,000; chair of nominating and corporate governance committee—$10,000; member of nominating and corporate governance committee—$8,000. Our directors do not receive fees for attending board or committee meetings.

        All directors receive reimbursement of their travel and other out-of-pocket expenses in connection with their service.

Executive Officers of the Registrant

        Set forth below are the name, age, position and description of the business experience of our executive officers. The respective age of each individual in the table below is as of December 31, 2014.

Name	Age	Title(s)
William A. Sanger	64	Chairman, Chief Executive Officer and President
Randel G. Owen	55	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Todd G. Zimmerman	49	Chief Executive Officer of EmCare and Executive Vice President
Edward Van Horne	45	President and Chief Executive Officer of AMR
Dighton C. Packard, M.D.	66	Chief Medical Officer
Steve G. Murphy	60	Senior Vice President of Government and National Services
Steve W. Ratton, Jr.	53	Executive Vice President, Chief Strategy Officer and Treasurer
Nicholas A. Poan	36	Senior Vice President, Chief Accounting Officer and Controller
Craig A. Wilson	46	Senior Vice President, General Counsel and Secretary

        William A. Sanger has been a director, the President and the Chief Executive Officer of the Company since May 2011 and Chairman since November 2014. In addition, he has been the Chief Executive Officer of the Corporation and its predecessor since February 2005, and its President since 2008. Mr. Sanger was appointed President of EmCare in 2001 and Chief Executive Officer of EmCare and AMR in June 2002. Mr. Sanger served as President and Chief Executive Officer of Cancer Treatment Centers of America, Inc. from 1997 to 2001. Mr. Sanger is also a co-founder of BIDON Companies where he has been a Managing Partner since 1999. From 1994 to 1997, Mr. Sanger was co-founder and Executive Vice President of PhyMatrix Corp., then a publicly traded diversified health services company. In addition, Mr. Sanger was President and Chief Executive Officer of various other healthcare entities, including JFK Health Care System. Mr. Sanger serves as the Chairman of the board of directors of Vidacare Corporation, a medical device company, and is also a director of Carestream Health, Inc. Mr. Sanger has more than 30 years of experience in the healthcare industry, and we believe his experience both as an entrepreneur and a seasoned public company executive, including eight years of experience in different capacities with EmCare and AMR, make him uniquely qualified to serve in his role. Mr. Sanger has an M.B.A. from the Kellogg School of Management at Northwestern University.

        Randel G. Owen has been a director since August 2011, the Chief Financial Officer and Executive Vice President since May 2011 and the Chief Operating Officer since September 2012, all of the Company. He has served as Chief Financial Officer since February 2005 and as Executive Vice President since December 2005 of the Corporation and its predecessor. In addition, Mr. Owen was appointed Executive Vice President and Chief Financial Officer of AMR in March 2003. He joined EmCare in July 1999 and served as Executive Vice President and Chief Financial Officer from June 2001 to March 2003. Mr. Owen is also a director of First Cash Financial Services, Inc. Before joining EmCare, Mr. Owen was Vice President of Group Financial Operations for PhyCor, Inc., a medical clinic operator, in Nashville, Tennessee from 1995 to 1999. Mr. Owen has more than 30 years of financial experience in the healthcare industry, and we believe his extensive financial background, financial reporting expertise, and knowledge of operations to be valuable contributions to the board. Mr. Owen received an accounting degree from Abilene Christian University.

        Todd G. Zimmerman has been Executive Vice President of the Company since May 2011, and of the Corporation and its predecessor since December 2005, and the Chief Executive Officer of EmCare since February 2013. Mr. Zimmerman served as the President of EmCare from April 2010 to April 2015. Prior to these roles, he served as General Counsel of the Corporation and its predecessor from February 2005 through March 2010. Mr. Zimmerman was appointed General Counsel and Executive

Vice President of EmCare in July 2002 and of AMR in May 2004. Mr. Zimmerman joined EmCare in October 1997 in connection with EmCare's acquisition of Spectrum Emergency Care, Inc., an ED and outsourced physician services company, where he served as Corporate Counsel. Prior to joining Spectrum in 1997, Mr. Zimmerman worked in the private practice of law for seven years, providing legal advice and support to various large corporations. Mr. Zimmerman received his B.S. in Business Administration from St. Louis University and his J.D. from the University of Virginia School of Law.

        Edward Van Horne has been President of AMR since June 2013 and Chief Executive Officer of AMR since April 2015. Prior to his current position, he served as the Chief Executive Officer for AMR's South Region from January 2007 to June 2013, encompassing the southern and southeastern United States. Mr. Van Horne also served in management positions with AMR as a market General Manager and Vice President of Business Development from November 2002 through December 2006. Mr. Van Horne holds a B.S. from Rochester Institute of Technology and an M.B.A. from the University of Phoenix and started his career in ambulance services in 1990.

        Dighton C. Packard, M.D. has been Chief Medical Officer of the Company since May 2011, of the Corporation and its predecessor since April 2005 and of EmCare since 1990. Dr. Packard is also the Chairman of the Department of Emergency Medicine at Baylor University Medical Center in Dallas, Texas, and a member of the Board of Trustees for Baylor University Medical Center. Dr. Packard has practiced emergency medicine for more than 30 years. He received his B.S. from Baylor University at Waco and his M.D. from the University of Texas Medical School at San Antonio.

        Steve G. Murphy has been Senior Vice President of Government and National Services of the Company since May 2011, of the Corporation and its predecessor since December 2005 and of AMR since 2003. Prior to joining AMR in 1989, Mr. Murphy was National Vice President of Government Relations for CareLine Inc. and MedTrans, Inc., President and Chief Operating Officer of Pruner Health Services, Inc. and Chief Administrative Officer for Pruner's Napa Ambulance Service, Inc. Mr. Murphy has been active in EMS and the ambulance industry for more than 40 years. He holds a Registered Nursing Degree and has been certified as a Certified Emergency Nurse and Mobile Intensive care Nurse.

        Steve W. Ratton, Jr. has been Executive Vice President and Chief Strategy Officer of the Company since June 2013. He has also been Treasurer of the Company since May 2011 and of the Corporation and its predecessor since February 2005. He previously served as the Senior Vice President of Mergers and Acquisitions of the Company from May 2011 to June 2013 and of the Corporation and its predecessor from December 2005 to June 2013. Mr. Ratton joined EmCare in April 2003 as Executive Vice President and Chief Financial Officer. Prior to joining EmCare, Mr. Ratton served as Treasurer for Radiologix, Inc. from September 2001 to April 2003. Mr. Ratton was Vice President of Finance for Matrix Rehabilitation, Inc. from August 2000 to September 2001, and Director of Finance for PhyCor, Inc. from April 1998 to August 2000. Mr. Ratton has more than 20 years of experience in the healthcare industry, in both hospital and physician settings. Mr. Ratton has an accounting degree from the University of Texas at El Paso.

        Nicholas A. Poan was appointed as Senior Vice President, Chief Accounting Officer and Controller of the Company and the Corporation in November 2013. Previously, he was at Alliance Healthcare Services, a diagnostic imaging and cancer treatment company, for over 10 years and served as both Senior Vice President—Corporate Finance and Chief Accounting Officer. Mr. Poan has a B.S. degree from Chapman University in Accounting.

        Craig A. Wilson has been Senior Vice President, General Counsel and Secretary of the Company since May 2011. He has also served as General Counsel of the Corporation since April 2010 and Secretary of the Corporation since August 2011. Mr. Wilson previously served as Assistant Secretary from April 2010 to August 2011 and Corporate Counsel of the Corporation and its predecessor from February 2005 through March 2010. Mr. Wilson was Corporate Counsel of EmCare from March 2000 through February 2005. Prior to joining EmCare in 2000, Mr. Wilson worked in the private practice of law for seven years. Mr. Wilson received his B.S. in Business Administration and Political Science from William Jewell College and his J.D. from Northwestern University School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis provides information about the material elements of compensation that are paid or awarded to, or earned by, our "named executive officers" who consist of our principal executive officer, principal financial officer, and our three other most highly compensated executive officers for 2014 as follows:

  •
  William A. Sanger, Chairman, Chief Executive Officer and President,

  •
  Randel G. Owen, Executive Vice President, Chief Operating Officer and Chief Financial Officer,

  •
  Todd G. Zimmerman, Chief Executive Officer of EmCare and Executive Vice President of the Company,

  •
  Dighton C. Packard, M.D., Chief Medical Officer, and

  •
  Steve W. Ratton, Jr., Executive Vice President, Chief Strategy Officer and Treasurer.

Compensation Overview and Philosophy

        Our executive compensation programs are designed with three primary objectives: (i) attracting and retaining highly motivated, qualified and experienced executives, (ii) focusing the attention of the executives on the strategic, operational and financial performance of the Company, and (iii) motivating executives to meet long-term performance objectives and increase stockholder value.

Role of the Compensation Committee and Emphasis on Pay for Performance

        The role of our compensation committee is to assist our board in the discharge of its responsibilities relating to our executive compensation program. Our compensation committee is responsible for establishing, administering and monitoring our policies governing the compensation for our executive officers, including determining the three primary components of base salary, annual cash incentive awards and long-term equity awards. Unless otherwise indicated, references to the "compensation committee" mean the Corporation's compensation committee prior to August 19, 2013, the date our IPO was completed, and the Company's compensation committee after that date.

        To accomplish the primary objectives of our compensation programs, which are grounded in a pay for performance philosophy, the compensation committee uses an annual cash incentive program, developed in consultation with management and outside consultants, for determining the target and actual incentive compensation of the named executive officers. In March 2014, the board adopted the amended and restated Envision Healthcare Holdings, Inc. Senior Executive Bonus Plan (the "Bonus Plan") pursuant to which annual cash incentives are awarded to the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, the Presidents of each of the Company's operating divisions, and any other executive officer who is designated by the compensation committee or the Chief Executive Officer. At our 2014 annual meeting of stockholders, the Bonus Plan was approved by a majority of the stockholders entitled to vote at the meeting. Executive officers who are not designated to participate in the Bonus Plan participate in one of the Company's other incentive plans, including the Management and Exempt Incentive Plan (the "MEIP") or the Mergers and Acquisitions Incentive Plan (the "M&A Plan").

        These annual cash incentive programs, and other executive compensation programs, including the Omnibus Incentive Plan pursuant to which long-term equity awards may be granted, are designed to attract, retain, and motivate top quality executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. The compensation programs for named executive officers are designed to achieve a balance between compensation levels and our annual and long-term budgets, strategic plans, business objectives, and stockholder expectations. Our compensation programs seek to:

  •
  ensure that all elements of executive compensation and benefits, and of the compensation process, are controlled by the compensation committee;

  •
  ensure that total executive compensation levels are reasonably linked to our performance, which may require the compensation committee to look beyond financial performance measures to the executives' achievement of our other strategic goals;

  •
  provide for compensation arrangements that are comparable to similar organizations and roles, with realization of compensation linked to the executives' contributions toward achieving our goals;

  •
  require that all elements of the compensation program are reviewed and approved annually by the compensation committee, and to require that processes and programs are reviewed regularly for compliance with relevant laws and regulations;

  •
  design compensation arrangements so that they are easily explained to, and understood by, individuals with a basic business background; and

  •
  consider various types of compensation, including cash and equity.

Elements of Our Executive Compensation Program

        During 2014, the compensation program for our named executive officers consisted mainly of base salary and short-term cash incentives. We did not grant equity awards in 2014 to Messrs. Sanger, Owen, Zimmerman and Ratton. Our compensation committee granted Dr. Packard options and RSUs under the Omnibus Incentive Plan in March 2015, as the non-cash portion of his award under the MEIP for 2014, as described in "—Short-Term Incentives for the Other Named Executive Officers." During 2014, our named executive officers also participated in various benefit plans made available to most of our employees, and received certain other perquisites and benefits as detailed below.

  Base Salary

        Each of our named executive officers receives a base salary that is reviewed by the compensation committee annually. We seek to provide base salary in an amount sufficient to attract and retain individuals with the qualities necessary to ensure our short-term and long-term financial success. Salaries are based upon competitive reference points, job responsibilities and each executive's ability to contribute to our success. We target salaries to be in a market competitive range in light of the information we have gathered about our peer companies and comparable market data as reported by published executive compensation surveys identified by the compensation committee, while recognizing individual differences in scope of responsibilities, qualifications, experience, and leadership abilities. We also recognize the value of adjusting salaries as needed to maintain competitiveness vis-à-vis our peers without overemphasizing the use of automatic formulas.

  Short-Term Incentives

        A portion of each named executive officer's targeted annual cash compensation is performance-based, in the form of an award under one of our annual cash incentive programs. At our 2014 Annual Meeting of Stockholders, our Bonus Plan was approved by a majority of the stockholders entitled to vote at the meeting. Three of our named executive officers were considered for bonus compensation under the Bonus Plan for 2014: William A. Sanger, Chairman, President and Chief Executive Officer; Randel G. Owen, Executive Vice President, Chief Operating Officer and Chief Financial Officer; and Todd G. Zimmerman, Chief Executive Officer of EmCare and Executive Vice President of the Company. Edward Van Horne, President and Chief Executive Officer of AMR, is also a participant in the Bonus Plan, but he is not a named executive officer. The compensation committee determined all aspects of compensation for these executive officers. Executive officers other than Messrs. Sanger, Owen and Zimmerman (and Mr. Van Horne) participated in incentive plans that were available to a significant number of senior level employees of the Company and its subsidiaries or otherwise tailored to incentivize performance in the individual's areas of responsibility. With respect to these other executive officers, Mr. Sanger sets the individual targets and performance measures for these individuals.

        In the case of each of Messrs. Sanger, Owen and Zimmerman, the cash award is contingent upon meeting the Adjusted EBITDA target set by the compensation committee at the beginning of the fiscal year. If the Adjusted EBITDA target for the fiscal year has been met, the decision to make an award under the Bonus Plan, and the amount of the bonus, is subject to the exercise of discretion by the Compensation Committee. The Compensation Committee's applies discretion by assessing Company performance against a range of criteria, and progress toward strategic and operational goals, which may vary from year to year. Dr. Packard's annual cash incentive is contingent upon meeting annual objectives under the MEIP set by Mr. Sanger, in addition to bonuses associated with his clinical functions. For Mr. Ratton, his annual cash incentive is contingent upon metrics associated with the Company's mergers and acquisitions, as set forth in the M&A Plan. The primary purpose of these annual cash incentive programs is to focus the attention of the named executive officers on our strategic, operational and financial performance, as applied particularly to their areas of expertise and influence.

  Long-Term Incentives

        In connection with our IPO, our board adopted and our stockholders approved the Omnibus Incentive Plan, which became effective on August 13, 2013 and pursuant to which long-term equity-based incentive awards may be awarded to our named executive officers and other employees. As set forth in more detail below, in 2014 none of the named executive officers were granted any long-term equity based incentive awards. Dr. Packard received equity based awards in March 2015 as the non-cash portion of his bonus under the MEIP for 2014. The compensation committee may grant long-term equity based incentive awards to our named executive officers in the future to (i) further support our Company's attraction, retention and motivation objectives and also (ii) further align executive compensation with performance and the interests of our stockholders.

        On May 23, 2011, our board adopted the Stock Incentive Plan, which provided for stock purchases, and grants of other equity awards including stock options, restricted stock, and restricted stock units, to our officers and other key employees. The Stock Incentive Plan terminated upon the effectiveness of the Omnibus Incentive Plan, meaning that no future grants will be made under that plan, however awards previously granted under the Stock Incentive Plan remain outstanding and exercisable pursuant to their terms. Only options to purchase the Company's common stock were granted to employees under the Stock Incentive Plan.

        In connection with or following the Merger, there were 18,382,491 new options to purchase common stock of the Company granted as a result of options rolled over by executives and other key employees in the Merger and other options granted to the executives, a director and other key employees. The compensation committee of the Company granted Mr. Zimmerman 55,455 options in February 2013 to purchase common stock of the Company under the Stock Incentive Plan over a three-year vesting period. As of December 31, 2014, Mr. Sanger held 5,798,490 options, Mr. Owen held 1,403,352 options, Mr. Zimmerman held 740,921 options, Dr. Packard held 225,516 options and Mr. Ratton held 164,875 options. In connection with the Merger in 2011, certain members of our management entered into rollover agreements with the Company, pursuant to which they agreed to roll over then existing options to purchase the Corporation's common stock into options to purchase common stock of the Company. Pursuant to the rollover agreements, all of our named executive officers, William A. Sanger, Randel G. Owen, Todd G. Zimmerman, Dighton C. Packard and Steve W. Ratton, each agreed to receive, in lieu of cash, a portion of the value of their options to purchase the Corporation's stock at the closing of the Merger in the form of fully vested rollover options of the Company, which is referred to in this proxy statement as the "Rollover", to which the Company matched and applied a multiplier to each officer's Rollover investment. The options that were received by the named executive officers in respect of the Rollover are vested and fully exercisable. In addition, each of Messrs. Owen, Zimmerman, Ratton and Dr. Packard received grants of position options of the Company, based solely on the officers' level of seniority in the Corporation. The matching options and position options that were granted vest in five equal installments, with the first four installments having vested through December 31, 2014, and the remaining installment vesting on December 31, 2015, subject to the continued employment of the named executive officer holding such options.

  Other Compensation Elements

        We offer limited perquisites to certain of our named executive officers in the form of auto allowances, automotive maintenance and operation expenses, personal travel privileges, as well as reimbursement of certain supplemental insurance expenses. We believe that our perquisites further motivate our senior employees and fall within an expense range that is reasonable in light of such executives' position and tenure.

        Other than those perquisites, we do not have any other compensation elements, other than standard benefits that are available to most of our employees, such as 401(k) matching, subsidized medical, dental and vision insurance, life and disability insurance and the opportunity for management-level employees to participate in our deferred compensation program. From time to time, our board and compensation committee may consider offering additional programs.

Determination of 2014 Compensation of Named Executive Officers

        The following sections describe the determination of the various elements of our compensation program for the named executive officers, including objectives, market positioning, structure, operation and other information specific to 2014 payments, awards and compensation adjustments.

  Base Salary

        Base salary for each named executive officer in 2014 was established at a level that we believed to be sufficient to attract and retain individuals with the qualities necessary for our long-term financial success. Salaries were generally positioned to be in a market-competitive range, recognizing that the compensation of Dr. Packard, whose aggregate compensation is unique due to his dual corporate and clinical functions, is not readily comparable to any peer group. However, as discussed further herein, we believe that Dr. Packard's aggregate cash compensation fairly reflects the market value of his position as one of our senior executives. The compensation committee reviews base salaries of our executive officers annually and salary adjustments take into account market data in the context of an executive's role, responsibilities, experience, tenure, individual performance and contribution to our financial results.

        From time to time, the compensation committee has also engaged an independent compensation consultant, Towers Watson, for compensation review purposes and taken Towers Watson's advice into consideration when making compensation decisions for executive officers. For more information on the committee's independence assessment of Towers Watson, see "Committees of the Board of Directors—Compensation Committee" on page 15. In February 2014, Towers Watson conducted an executive compensation review to analyze peer group executive compensation, and comparable market data reported in published executive compensation surveys, for a number of senior management positions, including the named executive officers. For 2014, in consultation with Towers Watson, the compensation committee identified the following executive compensation peer group: Amedisys, Brookdale Senior Living, Centene, Health Management Associates, HealthSouth, Kindred Healthcare, Lifepoint Hospitals, Magellan Health Services, MEDNAX, Molina Healthcare, Omnicare, Select Medical Holdings, Team Health Holdings, Vanguard Health Systems and Wellcare Health Plans.

        The Towers Watson February 2014 executive compensation review was used by the compensation committee as part of its annual review when determining executive compensation for 2014. While Vanguard Health Systems was acquired in October 2013, compensation data for its chief executive officer and chief financial officer were available for 2014 and were included in the Towers Watson review. According to the Towers Watson review, Messrs. Sanger's and Owen's base salaries were 12% and 6%, respectively, above the 50th percentile of the peer group, and Mr. Zimmerman's, Mr. Ratton's and Dr. Packard's base salaries were 3%, 3%, and 6%, respectively, below the 50th percentile of the peer group. As described further in this section, Dr. Packard's base salary combines both corporate and clinical functions; however, the Towers Watson review assessed the portion of Dr. Packard's base salary attributable to his corporate functions. In March 2014, the compensation committee reviewed base salaries and after considering the Towers Watson review and the Company's strong overall performance, provided ordinary merit increases of 3% to each of the named executive officers, with retroactive effect to January 2014. Base salaries were as follows for our named executive officers in 2014: Mr. Sanger—$1,106,110; Mr. Owen—$654,905; Mr. Zimmerman—$688,823; Dr. Packard—$871,356 (includes combined clinical, corporate and medical director duties); and Mr. Ratton—$400,051.

        The compensation committee will continue to seek advice from independent compensation consultants as it deems necessary on a periodic basis, including to assist in setting executive compensation to retain and incent its key executives. Although the compensation committee believes that it is important to periodically review the compensation policies of the Company's peer group and the survey data, the committee also believes that our executive compensation program must further our business objectives and be consistent with our culture. Therefore, while the compensation committee reviews the peer group and survey data, including the total and type of compensation paid to executive officers at peer group companies to confirm that the compensation paid to our executive officers remains competitive, the committee does not necessarily make any particular adjustments to the compensation paid to the executive officers based on the peer group or survey data.

  Short-Term Incentives for the Chief Executive Officer/President of the Company, Chief Operating Officer/Chief Financial Officer of the Company and Chief Executive Officer of EmCare

        The named executive officers' employment agreements provide that each executive will be able to participate in a short-term incentive plan, under which payment is based upon performance targets to be established each year by our board or the compensation committee.

        As described above, annual cash incentives for Messrs. Sanger, Owen and Zimmerman are paid under the Bonus Plan after the compensation committee certifies Adjusted EBITDA for the recently completed fiscal year. There is no minimum guaranteed bonus under the Bonus Plan. Also, as the awards to our executive officers under the Bonus Plan are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes, the plan limits the maximum amount payable to all of our executive officers who participate in the Bonus Plan, individually and in the aggregate, to 4% of Adjusted EBITDA for the applicable fiscal year; however, it is not expected that any of our executive officers individually or in the aggregate would be paid a bonus amount equal to this maximum limit. Subject to this maximum limit, our compensation committee has discretion to determine the annual incentive awards under the Bonus Plan, based on its assessment of Company performance against a range of criteria, and progress toward strategic and operational goals, but it may not increase any employee's individual award above the individual percentage allocated by the compensation committee to the employee in respect of a fiscal year. For 2014, the maximum amount payable to each of Messrs. Sanger, Owen and Zimmerman was 250% of each individual's target bonus amount based on the discretion of the compensation committee, and target bonus amounts as a percentage of base salary were as follows: (i) Mr. Sanger—200%; (ii) Mr. Owen—100%; and (iii) Mr. Zimmerman—100%.

        The compensation committee believes that Adjusted EBITDA is currently the appropriate measure to align the interests of management with the interests of the Company and its stockholders. The compensation committee recognizes the prevalence of Adjusted EBITDA as a measure of our financial performance among outside financial analysts and investors and believes that it represents the best measure of our profitability. The Bonus Plan defines "Adjusted EBITDA" consistent with the Adjusted EBITDA measure used in our Annual Report on Form 10-K.

        In determining the amount of the annual incentive payments payable under the Bonus Plan, the compensation committee considers performance criteria related to each of the participating named executive officer's individual performance, the performance of each participating named executive officer's business unit, and the overall performance of the Company, as determined by the compensation committee. For 2014, the performance measures were not individualized for each of Messrs. Sanger and Owen, but rather aligned with the performance of the Company and its subsidiaries as a whole. For 2014, the compensation committee also determined that it would consider the Company's success in reducing Days Sales Outstanding for its EmCare segment, a measure of receivables, revenue and collection activities for our EmCare segment, in its exercise of discretion regarding Bonus Plan awards for Messrs. Sanger, Owen and Zimmerman. A portion of Mr. Zimmerman's 2014 bonus potential was based on performance of the Company and its subsidiaries as a whole, and the remainder was based on individualized performance measures unique to the EmCare segment, assuming Company performance measures were first achieved.

        In 2014, the Company earned a sufficient amount of Adjusted EBITDA to have warranted paying a bonus or partial bonus to our eligible named executive officers under the Bonus Plan, however, the compensation committee exercised its discretion to determine that none of these named executive officers would receive an annual cash incentive award under the Bonus Plan for 2014 performance. In making its decision regarding the 2014 Bonus Plan payments, the principal factors considered by the compensation committee were the Company's fourth quarter financial performance and the material weakness in the Company's internal control over financial reporting identified by the Company's management, which was disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Form 10-K").

        The Bonus Plan, as amended and restated on March 26, 2014, was approved by a majority of Company's stockholders entitled to vote at the Company's 2014 Annual Meeting of Stockholders. While the Bonus Plan is designed to meet the requirements of the performance-based compensation exemption for purposes of Section 162(m) of the Code to the extent applicable, a number of requirements must be met in order for particular compensation paid under the Bonus Plan to qualify for deductibility under Section 162(m) of the Code. There can be no assurance that such compensation will be fully deductible in all circumstances, and, in the future, the Company reserves the right in all cases to pay compensation under the Bonus Plan that it determines to be appropriate even if that compensation is not deductible.

  Short-Term Incentives for the Other Named Executive Officers

        Under the MEIP, which is currently available to approximately 1,700 employees of the Company and its subsidiaries, participants are eligible to receive a percentage of their target bonus if we and, as applicable, the participant's business segment or operations unit, meet a predetermined Adjusted EBITDA goal for the fiscal year established by the compensation committee. The compensation committee typically approves the MEIP Adjusted EBITDA goal in an amount approximately commensurate with our earnings targets for the applicable fiscal year. Accordingly, each participant's potential bonus is adjusted up or down on a sliding percentage scale depending on whether the Adjusted EBITDA meets or exceeds the MEIP goal, in addition to certain other factors based on the participants' department targets and fulfillment of individual and strategic goals. Historically, in order to achieve 100% or more of an executive's target bonus, we would need to exceed the fiscal year Adjusted EBITDA targets.

        Dr. Packard participates in the MEIP and Mr. Sanger, as the executive officer to whom Dr. Packard reports, sets Dr. Packard's target objectives on an annual basis in accordance with the MEIP, and these target objectives are generally linked to our strategic plan. Awards under the MEIP are generally paid in cash in a lump sum during the fiscal year following the year in which performance was measured, although the compensation committee may decide to make equity awards in lieu of cash payments in the form of options, RSUs or restricted stock. Such equity awards may also be subject to vesting over time to enhance the employee retention value of the awards. Under the MEIP, Dr. Packard has no minimum guaranteed bonus, and any bonus he receives under the MEIP is contingent upon the Company reaching a predetermined Adjusted EBITDA goal. He has a target MEIP bonus of 50%, and a maximum cap of 150%, of his base salary under the MEIP. The 2014 goals for Dr. Packard included EmCare risk management, clinical improvement, and physician education initiatives. Dr. Packard's position entails goals designed to further physician leadership skills within EmCare, encompassing the enhancement of physician education, clinical practices and claims management processes, which are distinct from operational performance. For 2014, Dr. Packard was awarded a cash bonus equal to $39,870 under the MEIP, or 12.5% of the portion of 2014 base salary attributable to Dr. Packard's corporate functions. On March 24, 2015, the compensation committee also granted Dr. Packard RSU awards representing the right to purchase 516 shares of common stock and 1,390 options to purchase common stock based, in part, on the satisfaction of the 2014 goals and Adjusted EBITDA targets under the MEIP and to create retention incentives for Dr. Packard over the two-year vesting period of the equity awards. The equity awards had an aggregate grant date fair value equal to 12.5% of the portion of 2014 base salary attributable to Dr. Packard's corporate functions.

        While the Company met the Adjusted EBITDA goal under the MEIP for 2014, the compensation committee exercised discretion to award Dr. Packard an MEIP award below target. The principal factors considered by the committee were the Company's fourth quarter financial performance and the material weakness in internal control over financial reporting identified by the Company's management, which was disclosed in the Company's 2014 Form 10-K.

        In addition, Dr. Packard is eligible for discretionary and other bonuses under his employment agreement with an affiliate of EmCare to provide clinical services. Under the terms of his clinical incentive program, an EmCare clinical affiliate creates an incentive pool by funding a predetermined dollar amount for each hour of service provided by the physician group at the facility in which Dr. Packard provides clinical services. Dr. Packard receives a pro rata share of that pool, which is determined by dividing (a) the sum of (i) the "relative value units", a clinical revenue measure, generated by Dr. Packard at the facility, plus (ii) a set percentage of the relative value units generated by any mid-level provider supervised by Dr. Packard at the facility, by (b) the total number of relative value units generated by the physicians and mid-level providers providing services at the facility. Dr. Packard received a bonus of approximately $20,405 in 2014 for his clinical services, based on the criteria described above.

        As the Company's Chief Strategy Officer, Mr. Ratton oversees various strategic initiatives, including the Company's mergers and acquisitions and other transactional activities, and as such participates in the Company's M&A Plan. The M&A Plan is designed to compensate certain members of the Company's Department of Strategy and Planning based on the successful completion of the Company's acquisitions. Under the terms of the M&A Plan for 2014, Mr. Ratton was entitled to receive a bonus payment calculated on a sliding scale based on the projected profitability of each acquired company. The sliding scale ranged from $1,650 for each $1 million of projected year-one revenue of the acquired company, if the projected margin is below 9.5%, to a maximum of $3,575 for each $1 million of projected year-one revenue of the acquired company, if the projected margin is above 15.5%. 75 percent of Mr. Ratton's bonus amount for any given transaction is paid following the closing based upon the projected results, with an amount up to the remaining 25% paid after one year if the acquired company's financial results met or exceeded initial projections. No adjustment is made if the acquired company's financial results were below projections. Mr. Ratton received a bonus of $476,555 in 2014 under the terms of the M&A Plan.

  Long-Term Incentives

  Omnibus Incentive Plan

        In connection with our IPO, our board adopted and our stockholders approved the Omnibus Incentive Plan, which became effective on August 13, 2013. Our directors, officers, other of our employees and consultants and employees and consultants of entities under management services agreements with EmCare or any of its subsidiaries are eligible to receive awards under the Omnibus Incentive Plan. Awards under the Omnibus Incentive Plan may be made in the form of stock options, which may be either incentive stock options or non-qualified stock options; stock purchase rights; restricted stock; restricted stock units; performance shares; performance units; stock appreciation rights ("SARs"); dividend equivalents; deferred share units; and other stock-based awards. To date Messrs. Sanger, Owen and Ratton have not received any awards under the Omnibus Incentive Plan. In March 2015, the compensation committee granted Dr. Packard RSU awards representing the right to purchase 516 shares of common stock and 1,390 options to purchase common stock under the Omnibus Incentive Plan in connection with his MEIP award for 2014, as described in "—Short-Term Incentives for the Other Named Executive Officers" above.

  Other Compensation Elements

        We provide officers and other employees with certain benefits to protect an employee and his or her immediate family in the event of illness, disability or death. The named executive officers are eligible for health and welfare benefits available to all our eligible employees during active employment on the same terms and conditions, as well as basic life insurance and accidental death coverage. Mr. Sanger also receives full reimbursement for his health plan.

        We do not have a pension plan for employees or executives. Substantially all salaried employees, including the named executive officers, are eligible to participate in our 401(k) savings plans. We maintain four defined contribution plans for eligible employees. Employees were allowed to contribute to these plans a maximum of 40% of their compensation up to a maximum of $17,500 ($23,000 for employees aged 50 and over) in 2014. In general, we match the contribution up to a maximum of 3% on the first 6% of the employee's salary per year, depending on the plan, which we fund currently. Additionally, certain of our named executive officers and other eligible management-level employees participate in our deferred compensation plan as more fully described under "Executive Compensation—Nonqualified Deferred Compensation" in this proxy statement.

        In addition to the health and welfare benefits generally available to all salaried, full-time employees, we also provide each of Messrs. Sanger, Owen and Zimmerman with an annual auto allowance of $14,400, and certain related operating and auto insurance expenses, all as further described in the footnotes to the Summary Compensation Table. In addition, we provide Messrs. Sanger and Owen with supplemental life insurance beyond the level of coverage offered generally to employees. These auto expenses and supplemental life insurance provisions are pursuant to contractual negotiations between us and these named executive officers.

        A letter agreement with Mr. Sanger, dated May 25, 2011, also provides that we will bear the cost of four round trips per month between Mr. Sanger's personal residences and Denver and up to 25 hours of personal use of the Company's corporate aircraft by Mr. Sanger per calendar year, although business use will take precedence over any personal use. Immediate family members of Company executives using the aircraft are permitted to accompany executives on such travel from time to time, provided that persons requiring transportation on the aircraft for business purposes would not be displaced.

Summary Compensation Table

        The following table summarizes the total compensation paid to or earned by the named executive officers for each of the last three fiscal years during which the officer was a named executive officer.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
William A. Sanger	2014	1,104,863	—	—	—	163,969	1,268,832
Chairman, Chief Executive Officer and	2013	1,116,690	—	—	—	206,769	1,323,459
President	2012	1,023,637	2,090,762	—	—	5,824,043	8,938,442
Randel G. Owen	2014	635,830	—	—	1,057	36,607	673,494
Executive Vice President,	2013	641,363	—	—	—	39,586	680,949
Chief Operating Officer and	2012	537,844	721,910	—	—	2,362,478	3,622,232
Chief Financial Officer
Todd G. Zimmerman	2014	668,760	—	—	—	34,806	703,566
Chief Executive Officer of EmCare and	2013	661,470	—	79,226	—	38,206	778,902
Executive Vice President of the Company	2012	594,363	716,172	—	—	1,206,624	2,517,159
Dighton C. Packard, M.D.	2014	871,356	60,275	—	23,284	15,784	970,699
Chief Medical Officer of the Company(5)	2013	863,710	80,000	—	—	14,679	958,389
	2012	850,638	146,286	31,361	—	478,828	1,507,112
Steve W. Ratton, Jr	2014	388,399	476,555	—	723	21,067	886,744
Executive Vice President,	2013	355,699	177,918	—	—	21,728	555,345
Chief Strategy Officer and	2012	—	—	—	—	—	—
Treasurer(6)

(1)
The amounts shown reflect salary earned during the year which may differ from base salary due in part to timing of annual adjustments, mid-year promotions, pay periods, and other adjustments (including the value of paid time-off donated to the Company's charitable foundation).

(2)
None of our named executive officers received an annual cash incentive for fiscal year 2014 under the Bonus Plan. Dr. Packard received a cash award for fiscal year 2014 under the MEIP and a bonus award for clinical services, and Mr. Ratton received a 2014 bonus award pursuant to the M&A Plan, both as more fully described in the compensation discussion and analysis section of this proxy statement.

(3)
Represents aggregate grant date fair value under ASC Section 718 of all option awards granted during a specified year. See Note 17 to our audited consolidated financial statements included in our annual report for the assumptions made in determining these values. There were no forfeitures of options by our named executive officers in 2014. All unexercised options, whether vested or unvested, outstanding immediately prior to the effective time of the Merger were either (i) cancelled and the holder received, with respect to each such option, an amount in cash equal to the excess of $6.88 per share over the exercise price per share subject to the option or (ii) converted into options to acquire common stock of the Company which preserve the current terms with some enhancements.

(4)
For Mr. Sanger, the amount includes (a) an annual auto allowance, (b) a 401(k) match, (c) supplemental individual insurance expenses of $21,295 for 2014, (d) personal use of our plane, including commuting, valued at $104,293 for 2014, and (e) other expenses including auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Sanger's employment agreement.

For Mr. Owen, the amount includes (a) an annual auto allowance, (b) a 401(k) match, (c) supplemental individual insurance expenses, and (d) other expenses, including auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Owen's employment agreement.

For Mr. Zimmerman, the amount includes (a) an annual auto allowance, (b) a 401(k) match, (c) insurance expenses, as permitted pursuant to the terms of Mr. Zimmerman's employment agreement, and (d) auto maintenance and fuel expenses permitted pursuant to the terms of Mr. Zimmerman's employment agreement.

For Dr. Packard, the amount includes (a) a 401(k) match, and (b) insurance expenses.

For Mr. Ratton, the amount includes (a) a 401(k) match, and (b) insurance expenses.

(5)
Of Dr. Packard's bonus for 2012, $40,000 was from clinical services, and the remainder was through the MEIP. Dr. Packard's bonus of $80,000 for 2013 was entirely from his clinical services to a contractual affiliate. Of Dr. Packard's bonus for 2014, $20,405 was from clinical services and the remainder was through the MEIP.

(6)
Mr. Ratton's compensation information is provided only with respect to 2014 and 2013, since Mr. Ratton was not a named executive officer in 2012. Commencing June 2013, Mr. Ratton has served as the Company's Executive Vice President and Chief Strategy Officer.

Grants of Plan-Based Awards for 2014

        In 2014, none of our named executive officers was granted an award under the Omnibus Incentive Plan.

Employment Agreements

        We entered into employment agreements with Messrs. Sanger, Owen and Zimmerman, each effective February 10, 2005, with Dr. Packard on April 19, 2005 and with Mr. Ratton on August 24, 2005. The employment agreements for all named executive officers were amended effective January 1, 2009 to add language to ensure compliance with Section 409A of the Code.

        Mr. Sanger's employment agreement has a five-year term, and was amended as of March 12, 2009 to provide that, following the expiration of his current employment term on February 10, 2010, his employment term will renew automatically for two additional three-year extensions. A letter agreement with Mr. Sanger, dated May 25, 2011, provides him with 25 hours of personal travel on a corporate aircraft, with us bearing the full cost of such personal travel.

        Mr. Owen's and Mr. Zimmerman's employment agreements were also amended as of March 12, 2009 and March 16, 2009, respectively, to provide for the immediate commencement of a new two-year term, with further two-year extensions until terminated in accordance with the terms of the agreements. Mr. Ratton's employment agreement provides for a term of two years, with one-year extensions thereafter until terminated in accordance with the terms of his agreement.

        In connection with Mr. Zimmerman's appointment as President of our EmCare segment on April 1, 2010, we modified the terms of Mr. Zimmerman's employment agreement. Under the terms of the revised agreement, Mr. Zimmerman's annual base compensation was increased to $550,000. While Mr. Zimmerman's base salary has increased as a result of subsequent ordinary merit increases and with his appointment as Chief Executive Officer of EmCare, as described in "—Determination of 2014 Compensation of Named Executive Officers—Base Salary," such increases have not been reflected in a formal amendment to his employment agreement.

        On May 18, 2010, the Corporation's board approved an amendment to Mr. Owen's employment agreement, and his annual base compensation was increased to $450,000. On May 25, 2011, Mr. Owen's employment agreement was amended to increase his base salary to $505,000. While Mr. Owen's base salary has increased as a result of subsequent ordinary merit increases and with his appointment as our Chief Operating Officer, as described in "—Determination of 2014 Compensation of Named Executive Officers—Base Salary," such increases have not been reflected in a formal amendment to his employment agreement.

        Each named executive officer has the right to terminate his agreement on 90 days' notice, in which event he will be subject to the non-compete provisions described below, provided he receives specified severance benefits as set forth below.

        The employment agreements include provisions for the payment of an annual base salary as well as the payment of a bonus based upon the achievement of performance criteria established by our board or, in the case of Dr. Packard, by our Chief Executive Officer. Mr. Ratton receives compensation from time to time upon closing corporate transactions, as described in "—Determination of 2014 Compensation of Named Executive Officers—Short-Term Incentives for the Other Named Executive Officers." The base salary of Mr. Sanger is subject to annual review and adjustment and the base salaries of Messrs. Owen and Zimmerman are subject to annual review. The base salaries of Dr. Packard and Mr. Ratton are also reviewed on a periodic basis.

        If we terminate a named executive officer's employment without cause or any of them resigns after a change of control for one of several specified reasons, we have agreed to continue the executive's base salary and provide his benefits for a period of 24 months (12 months for Mr. Ratton) from the date of termination. These agreements contain non-competition and non- solicitation provisions pursuant to which the executive agrees not to compete with AMR or EmCare or solicit or recruit our employees for the 24-month period (and in some cases the 12-month period) from the date of termination.

        Dr. Packard's employment agreement has a one-year term, and renews automatically for successive one-year terms unless either party gives notice at least 90 days prior to the expiration of the then current term. Dr. Packard's base salary is subject to a $100,000 increase if he reduces his clinical activities and increases the time he provides services to us. Dr. Packard also has an employment agreement with a physician group contractually affiliated with EmCare. See "—Determination of 2014 Compensation of Named Executive Officers—Short-Term Incentives for the Other Named Executive Officers."

Outstanding Equity Awards at Year-End 2014

        The following table shows certain information regarding outstanding equity awards held by named executive officers as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William A. Sanger	348,750	—	3.19	March 12, 2019(1)
	418,500	—	6.06	May 18, 2020(1)
	3,984,992	1,046,248	3.69	May 25, 2021(2)
Randel G. Owen	1,067,681	335,671	3.69	May 25, 2021(2)
Todd G. Zimmerman	513,269	172,197	3.69	May 25, 2021(2)
	18,485	36,970	5.41	February 11, 2023(2)
Dighton C. Packard, M.D.	159,403	47,951	3.69	May 25, 2021(2)
	12,713	5,449	3.69	March 12, 2022(3)
Steve W. Ratton, Jr.	3,977	—	3.19	March 12, 2019(1)
	8,323	—	6.06	May 18, 2020(1)
	122,060	30,515	3.69	May 25, 2021(2)

(1)
These options to purchase Company common stock were granted in the Rollover through the conversion of pre-existing options to purchase Corporation common stock. Prior to the Rollover, the options with an expiration date in 2015 vested ratably on the first four anniversaries of the applicable 2005 grant date, provided, that the exercisability of one-half of the options was conditioned upon meeting a specified performance target, which was met in February 2009. Therefore, all of these options were vested and exercisable as of the date of the Merger.

(2)
See "—Elements of Our Executive Compensation Program—Long-Term Incentives" for a description of these options, which were granted in connection with or following the Merger, but not the Rollover.

(3)
Forty percent of Dr. Packard's grant vested on April 1, 2013, thirty percent vested on April 1, 2014, and the remainder vested on April 1, 2015. Vesting was subject to Dr. Packard's continued employment and his implementation of certain clinical leadership development programs during the vesting period.

Option Exercises and Stock Vested in 2014

        The following table sets forth information concerning the options exercised by the named executive officers during the year ended December 31, 2014.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
William A. Sanger	1,343,900	41,029,383
Randel G. Owen	623,750	17,716,778
Todd G. Zimmerman	330,000	9,506,857
Dighton C. Packard, M.D.	32,400	1,013,472
Steve W. Ratton, Jr	109,948	3,347,951

(1)
Amount shown is the difference between the market price of the underlying shares of our common stock at exercise and the exercise price of the options.

Nonqualified Deferred Compensation

        In June 2010, we implemented a Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees at a level of vice president or above, and is entirely voluntary to participants. We do not have any other defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

        The following table sets forth certain information with respect to nonqualified deferred compensation under the Deferred Compensation Plan for the year ended December 31, 2014.

Name	Aggregate Balance at Beginning of Last Fiscal Year	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End ($)
William A. Sanger	—	—	—	—	—	—
Randel G. Owen	39,479	3,685	742	11	(1,058)	42,859
Todd G. Zimmerman	115,227	52,300	742	6,832	—	175,101
Dighton C. Packard, M.D.	239,146	3,685	742	10,964	(24,351)	230,186
Steve W. Ratton, Jr.	44,140	17,598	—	2,720	(763)	63,695

(1)
Amounts in this column include base salary and bonus that was deferred and are also included in "Salary" and/or "Bonus" in the Summary Compensation Table.

(2)
The aggregate earnings represent the market value change of the Deferred Compensation Plan during fiscal year 2014. Since these earnings are not preferential or above-market, they are not included in the Summary Compensation Table.

Potential Payments Upon Termination or Change-in-Control

        The information below describes and quantifies certain compensation that would have become payable to the named executive officers under plans in existence at the end of fiscal year 2014 and each executive officer's respective employment agreement if the executive officer's employment had been terminated on December 31, 2014, given the executive officer's compensation and service level as of such date and, where applicable, based on the fair market value of the Company's common stock on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plans, disability benefits and accrued vacation benefits.

        Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive's age. None of the named executives were eligible to receive immediate Company retirement benefits as of December 31, 2014.

Name	Severance (Salary) ($)	Severance (Bonus) ($)(1)	Acceleration of Vesting of Time-Based Option Awards ($)(2)	Acceleration of Vesting of Performance- Based Option Awards ($)	Acceleration of Vesting of Performance- Based Restricted Stock Awards ($)	Other Benefits ($)(3)
William A. Sanger	2,212,220	—	32,433,688	—	—	74,536
Randel G. Owen	1,309,810	—	10,405,801	—	—	28,814
Todd G. Zimmerman	1,377,646	—	6,420,589	—	—	25,212
Dighton C. Packard, M.D.	871,356	39,870	1,655,400	—	—	7,984
Steve W. Ratton, Jr	400,051	—	945,965	—	—	13,267

(1)
The named executive officers (other than Mr. Ratton) are entitled to a pro rata percentage of their bonus at termination, where the numerator is the full number of months of the bonus period served and the denominator is 12. However, except for Dr. Packard and Mr. Ratton, none of our named executive officers was paid a bonus for 2014. For Dr. Packard, this amount represents the cash bonus paid in 2014 under the MEIP.

(2)
These numbers represent the value of the executive's unvested options governed by time-based measures that would have automatically vested upon a change-in-control. None of the outstanding unvested options of our named executive officers will automatically vest solely upon the executive's termination without cause. The value assumes exercise of all such shares at $34.69, which was the closing price of a share of our common stock on December 31, 2014, minus the value of the same number of shares multiplied by the exercise price of such shares, as set forth above in the table entitled "Outstanding Equity Awards at Year-End 2014."

(3)
Upon termination, the executive is entitled to medical, dental and group life insurance for the defined severance period.

Individual Termination/Change-in-Control Arrangements

        The following is a summary of the termination and change-in-control provisions of the employment agreements of our named executive officers during fiscal year 2014 unless specifically noted. Such provisions were not the result of a wealth accumulation analysis applied by the Company, but rather the result of negotiations with each such named executive officer.

        William A. Sanger.    If we terminate Mr. Sanger's employment without cause, we shall pay him his base salary for a period of 24 months following such termination and shall provide him with a lump sum cash payment equivalent to the value of medical, dental and term life insurance for such period. Additionally, if the performance targets for that year have been met, Mr. Sanger will be entitled to a pro rata portion of his bonus. Mr. Sanger may terminate his employment under certain circumstances following a change- in-control of the Company. Upon such termination, Mr. Sanger will be entitled to the same severance benefits as if he had been terminated by us without cause. Mr. Sanger has agreed that for the term of his employment and a period of 24 months thereafter, he will not engage in certain competitive activities with respect to us. Mr. Sanger may also terminate his employment for any reason upon 90 days' written notice to us. We may waive such notice, in whole or in part, upon immediate payment to Mr. Sanger of his base salary for such portion of the notice period that is waived. Upon such termination, we may elect to pay Mr. Sanger his base salary for a period of 24 months following such termination as consideration for his agreement not to compete for that period of time. Such payment upon termination will be paid on regularly scheduled payroll dates and is not payable in a lump sum.

        Randel G. Owen.    The Company or Mr. Owen may terminate his employment without cause by providing the other with 90 days' prior written notice. If termination is by Mr. Owen, we may waive such notice, in whole or in part, upon immediate payment to Mr. Owen of his base salary for such portion of the notice period that is waived. Upon such termination, we may elect to pay Mr. Owen his base salary for a period of 24 months following such termination as consideration for his agreement not to compete for that period of time. If Mr. Owen is terminated by us without cause or if he chooses to terminate in the event of a material breach by the Company which continues for more than thirty days following notice to us of such breach, he will be entitled to receive all salary earned up to the date of termination and his base salary for a period of 24 months following such termination and we shall continue to provide him with medical, dental and term life insurance for such period. Such payment upon termination will be paid on regularly scheduled payroll dates and is not payable in a lump sum. Additionally, if the performance targets for that year have been met, Mr. Owen will be entitled to a pro rata portion of his bonus. If Mr. Owen elects to terminate his employment following a change- in-control of the Company he will be entitled to the severance payments, medical, dental and term life insurance benefits described above.

        Todd G. Zimmerman.    The Company or Mr. Zimmerman may terminate his employment without cause by providing the other with 90 days' prior written notice. If termination is by Mr. Zimmerman, we may waive such notice, in whole or in part, upon immediate payment to Mr. Zimmerman of his base salary for such portion of the notice period that is waived. Upon such termination, we may elect to pay Mr. Zimmerman his base salary for a period of 24 months following such termination as consideration for his agreement not to compete for that period of time. If Mr. Zimmerman is terminated by us without cause or if he chooses to terminate in the event of a material breach by us which continues for more than thirty days following notice to the Company of such breach, he will be entitled to receive all salary earned up to the date of termination and his base salary for a period of 24 months following such termination and we shall continue to provide him with medical, dental and term life insurance for such period. Such payment upon termination will be paid on regularly scheduled payroll dates and is not payable in a lump sum. Additionally, if the performance targets for that year have been met, Mr. Zimmerman will be entitled to a pro rata portion of his bonus. If Mr. Zimmerman elects to terminate his employment following a change-in-control of the Company he will be entitled to the severance payments, medical, dental and term life insurance benefits described above. If Mr. Zimmerman does not receive severance benefits upon termination of his employment with us, his obligation not to engage in certain competitive activities shall only be for 12 months following termination.

        Dighton C. Packard, M.D.    If Dr. Packard's employment is terminated by us for cause, we shall have no obligation to make any further payment or to provide any benefit to Dr. Packard, other than such payments and benefits which have accrued and not yet been paid on the date of termination. If Dr. Packard is terminated by us without cause upon 90 days' prior written notice, he shall be entitled to receive all salary earned up to the date of termination and his base salary for a period of 12 months following such termination plus a pro rata portion of his performance bonus and we shall continue to provide him with medical, dental and term life insurance for such period. Dr. Packard agrees that during the term of his employment and for a period of 24 months thereafter, he will not engage in certain competitive activities with us. These provisions relate solely to Dr. Packard's corporate functions; his agreements with our contractual affiliates to provide clinical services do not entitle him to severance and change-in-control payments.

        Steve W. Ratton, Jr.    The Company may terminate Mr. Ratton's employment for cause upon payment by the Company to Mr. Ratton of all salary earned by him up to the date of termination. Either party may terminate without cause by providing the other with 90 days' prior written notice. If the Company terminates Mr. Ratton without cause, or if Mr. Ratton elects to terminate his employment under certain circumstances following a change-in-control of the Company, he will be entitled to receive all salary earned to the date of termination and his base salary for a period of 12 months following such termination, and the Company is required to continue to provide him with medical, dental and term life insurance for the 12-month period. The salary continuation is payable on regularly scheduled payroll dates. Mr. Ratton's employment agreement contains non-competition and non-solicitation provisions pursuant to which he agrees not to compete with the Company, or solicit or recruit our employees, for the 24-month period following termination of his employment.

Securities Reserved for Issuance Under Equity Compensation Plans

        The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (#)(c)
Equity compensation plans approved by security holders	12,483,499	4.06	16,534,218
Equity compensation plans not approved by security holders	—	—	—

Total	12,483,499	4.06	16,534,218

REPORT OF THE COMPENSATION COMMITTEE

        This report of the compensation committee is required by the Securities and Exchange Commission ("SEC") and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

        The compensation committee is responsible for overseeing our executive compensation programs. The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, the compensation committee recommended to the board of directors, and the board of directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Mark V. Mactas (Chair)
Leonard M. Riggs, Jr., M.D.
Ronald A. Williams

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of April 6, 2015, with respect to the ownership of our common stock by:

  •
  each person known to own beneficially more than 5% of our common stock;

  •
  each director;

  •
  each of the named executive officers; and

  •
  all directors and executive officers as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date, which in the case of the following table is April 6, 2015. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Beneficial Ownership
Name of Beneficial Owner or Group	Number of Shares of Common Stock	Percent
Wellington Management Group LLP(1)	19,866,108	10.8
Winslow Capital Management, LLC(2)	10,672,181	5.8
William A. Sanger(3)(4)(5)	4,941,338	2.6
Randel G. Owen(3)(4)(5)	1,395,364	*
Todd G. Zimmerman(3)(5)	779,239	*
Dighton C. Packard, M.D.(3)(5)	338,350	*
Steve W. Ratton, Jr.(3)(5)	134,360	*
Carol J. Burt(3)(4)(8)	54,972	*
Kenneth A. Giuriceo(4)(7)	0	—
Mark V. Mactas(3)(4)	2,865	*
Leonard M. Riggs, Jr., M.D.(3)(4)(8)	123,817	*
Richard J. Schnall(4)(7)	0	—
Michael L. Smith(3)(4)(8)	50,101	*
Ronald A. Williams(3)(4)(6)	392,346	*
All executive officers and directors, as a group (16 persons)(3)(9)	8,340,370	4.4

*
Less than 1%

(1)
Represents shares of the Company's common stock beneficially owned by Wellington Management Group LLP ("Wellington"). In its Schedule 13G/A dated February 12, 2015, Wellington reported shared voting power as to 12,246,485 shares and shared dispositive power as to 19,866,108 shares. The principal business address of Wellington is 280 Congress St., Boston MA 02210.

(2)
Represents shares of the Company's common stock beneficially owned by Winslow Capital Management, LLC ("Winslow"). In its Schedule 13G dated March 20, 2015, Winslow reported sole voting power as to 2,815,343 shares, shared voting power as to 6,685,800 shares, sole dispositive power as to 2,815,343 shares, and shared dispositive power as to 6,685,800 shares. The principal business address of Winslow is 4720 IDS Tower, 80 South Eighth St., Minneapolis, MN 55402.

(3)
The business address for these persons is c/o Envision Healthcare Holdings, Inc., 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111.

(4)
Member of our board of directors.

(5)
Named executive officers. Includes options to purchase shares of common stock which are exercisable or will become exercisable within 60 days of the determination date, as follows: Mr. Sanger—4,403,492; Mr. Owen—867,681; Mr. Zimmerman—550,239; Dr. Packard—177,565; and Mr. Ratton—134,360.

(6)
Includes 392,346 options to purchase shares of common stock which are exercisable or will become exercisable within 60 days of the determination date.

(7)
The principal business address for Messrs. Giuriceo and Schnall is Clayton, Dubilier & Rice, LLC, 375 Park Avenue, 18th Floor, New York, New York 10152.

(8)
Includes shares of common stock underlying restricted stock units vesting within 60 days of the determination date, as follows: Ms. Burt—39,390; Dr. Riggs—29,505; Mr. Mactas—2,865; and Mr. Smith—20,776.

(9)
Includes 6,636,186 options to purchase shares of the Company's common stock which are currently exercisable or which will become exercisable within 60 days of the determination date, and 92,536 shares of common stock underlying restricted stock units that vest within 60 days of the determination date. Includes executive officers of the Company who are not separately identified in the table as they are not named executive officers under applicable SEC rules.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors and executive officers and our ten percent stockholders are required to file with the SEC reports of ownership and changes in ownership of our common stock. We believe that all filing requirements were met during 2014.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

        Our board has approved written policies and procedures with respect to the review and approval of certain transactions between us and a "Related Person" (a "Related Person Transaction"), which we refer to as our "Related Person Transaction Policy." Pursuant to the terms of the Related Person Transaction Policy, any Related Person Transaction is required to be reported to the legal department, which will then determine whether it should be submitted to our audit committee for consideration. The audit committee must then review and decide whether to approve any Related Person Transaction.

        For the purposes of the Related Person Transaction Policy, a "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

        A "Related Person," as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the

Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

Stockholders Agreement

        In connection with our IPO, we entered into a stockholders agreement with the CD&R Affiliates. This agreement granted the CD&R Affiliates the right to designate for nomination for election a number of CD&R Designees equal to: (i) at least a majority of the total number of directors comprising our board at such time as long as the CD&R Affiliates own at least 50% of the outstanding shares of our common stock; (ii) at least 40% of the total number of directors comprising our board at such time as long as the CD&R Affiliates own at least 40% but less than 50% of the outstanding shares of our common stock; (iii) at least 30% of the total number of directors comprising our board at such time as long as the CD&R Affiliates own at least 30% but less than 40% of the outstanding shares of our common stock; (iv) at least 20% of the total number of directors comprising our board at such time as long as the CD&R Affiliates own at least 20% but less than 30% of the outstanding shares of our common stock; and (v) at least 5% of the total number of directors comprising our board at such time as long as the CD&R Affiliates own at least 5% but less than 20% of the outstanding shares of our common stock. For purposes of calculating the number of CD&R Designees that the CD&R Affiliates were entitled to nominate pursuant to the formula outlined above, any fractional amounts were rounded to the nearest whole number and the calculation was made on a pro forma basis after taking into account any increase in the size of our board.

        The stockholders agreement also required that a CD&R Designee serve as the Chairman of our board as long as the CD&R Affiliates own at least 30% of the outstanding shares of our common stock. The stockholders agreement also granted to the CD&R Affiliates certain other rights, including specified information and access rights. Following the CD&R Affiliates' disposition of the remaining shares of our common stock beneficially owned by them in a registered secondary offering, on March 11, 2015 the stockholders agreement terminated pursuant to its terms and, as a result, the CD&R Affiliates are no longer entitled to designate CD&R Designees as of such date.

Registration Rights Agreement

        In connection with the closing of the Merger, the Company and the CD&R Affiliates entered into a registration rights agreement which granted the CD&R Affiliates specified demand and piggyback registration rights with respect to the Company's common stock. If we determined to register our common stock under the Securities Act, holders of our stock, including the CD&R Affiliates, had the right to require us to use our reasonable best efforts to include in our registration statement shares of our common stock held by them, subject to certain limitations. Under the registration rights agreement, we were required to use reasonable best efforts to effect the registration under the Securities Act of our common stock as requested by the holders of our securities, at our own expense. The registration rights agreement also provided for us to indemnify holders of our securities in connection with the registration of our common stock. Upon the CD&R Affiliates' disposition of the remaining shares of our common stock beneficially owned by them in a registered secondary offering, on March 11, 2015 the registration rights agreement terminated pursuant to its terms, and, as a result, the CD&R Affiliates are no longer entitled to specified demand and piggyback registration rights as of such date.

Indemnification Agreements

        In connection with the closing of the Merger, the Company and the Corporation entered into separate indemnification agreements (i) with CD&R and the CD&R Affiliates, referred to collectively as the "CD&R Entities," and (ii) with each of Richard J. Schnall, Ronald A. Williams, William A. Sanger and Kenneth A. Giuriceo as the directors of the Company and the Corporation.

        Under the indemnification agreement with the CD&R Entities, the Company and the Corporation, subject to certain limitations, jointly and severally agreed to indemnify the CD&R Entities and certain of their affiliates against certain liabilities arising out of performance of the consulting agreement with CD&R and certain other claims and liabilities. Under the indemnification agreements with their directors, the Company and the Corporation, subject to certain limitations, jointly and severally agreed to indemnify their directors against certain liabilities arising out of service as a director of the Company and its subsidiaries.

        Our executive employment agreements include indemnification provisions. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual's service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted.

        In connection with our IPO, we entered into new indemnification agreements with each of our directors. On November 11, 2013, we entered into an indemnification agreement with Mark V. Mactas. Under those agreements, we agreed to indemnify each of these individuals against claims arising out of events or occurrences related to that individual's service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted.

Other Transactions

        On April 16, 2014, we entered into a non-binding letter of intent for the acquisition of Arizona Ambulance of Douglas, Inc., an ambulance transport company, for an estimated purchase price of approximately $6,000,000. Mr. Edward Van Horne, the President and Chief Executive Officer of American Medical Response, Inc. and an executive officer of the Company, is a co-founder and 50% owner of Arizona Ambulance and will be entitled to approximately $3,000,000 of the purchase price based on his ownership percentage. Mr. Van Horne is not materially participating in negotiations concerning the transaction; however, as an owner of Arizona Ambulance, he will have the ability to approve the final terms of the transaction. Pursuant to our Related Person Transaction Policy, the audit committee has reviewed and approved the transaction. While we have not yet entered into a definitive agreement or received board approval, the parties are continuing to consider the transaction.

REPORT OF THE AUDIT COMMITTEE

        This report of the audit committee is required by the Securities and Exchange Commission ("SEC") and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

        The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee's function is more fully described in its charter.

        Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP ("E&Y"), our independent registered public accounting firm for 2014, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

        The audit committee has reviewed and discussed our audited financial statements for the year ended December 31, 2014 with management and with E&Y. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2014.

        The audit committee has also discussed with E&Y the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communication with Audit Committees."

        The audit committee also has received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y's communications with the audit committee concerning independence, and has discussed with E&Y its independence from us.

        Based on the review and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee
Michael L. Smith (Chair)
Carol J. Burt
Leonard M. Riggs, Jr., M.D.

 PROPOSAL 1: ELECTION OF DIRECTORS

        The following individuals have been nominated for election this year as Class II directors:

  •
  Carol J. Burt

  •
  Leonard M. Riggs, Jr., M.D.

  •
  James D. Shelton

        Ms. Burt and Dr. Riggs are currently serving on our board and have been re-nominated to serve an additional term as Class II directors. Our Nominating and Governance Committee has also nominated Mr. Shelton as a director nominee after a review of his background, experience, skills and qualifications. Mr. Shelton is standing for election for the first time and was referred to the board as a nominee by our Chairman, Chief Executive Officer and President. If elected, each of these individuals will serve as a Class II director until the 2018 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class II director.

        The relevant experiences, qualifications, attributes or skills of each nominee that led our board to recommend the above persons as a nominee for director are described in the section entitled "The Board of Directors and Corporate Governance."

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE CLASS II NOMINEES LISTED ABOVE.

 PROPOSAL 2: APPROVAL OF THE ENVISION HEALTHCARE HOLDINGS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

        On February 25, 2015, on the recommendation of our compensation committee, our board approved the adoption of the Employee Stock Purchase Plan, and directed that the ESPP be submitted to the stockholders for their approval. The purpose of the ESPP is to incentivize employees through a capital accumulation opportunity, link employee and shareholder interests, and provide an opportunity for employees of the Company and its selected subsidiaries to purchase common stock through payroll deductions. Stockholder approval of the ESPP would entitle employees in the United States to receive special tax treatment provided by Section 423 of the Internal Revenue Code.

Summary of the ESPP

        The following is a summary of the material terms of the ESPP and is qualified in its entirety by reference to the text of the ESPP. A copy of the ESPP is attached as Annex A to this Proxy Statement.

Administration.

        Our compensation committee will administer the ESPP, unless otherwise determined by the compensation committee or the board. Our compensation committee shall have full authority to construe and interpret the ESSP and the share purchase rights under the ESPP, and to establish, amend and revoke rules and regulations for the administration of the ESPP.

Share Purchases.

        Participation in the ESPP is voluntary. The ESPP permits shares of our common stock to be sold to participating employees on the last trading day of any offering period at a price equal to 90% of the fair market value of our common stock on that day.

        Each offering period will have a stated term determined by our compensation committee, but in no event will the offering period be longer than 27 months. The initial six-month offering period under the ESPP will commence on May 1, 2015 and end on the last trading day on or before October 31, 2015.

        Eligible Participants.    Each of our employees who meet the following criteria is eligible to participate in the ESPP:

  •
  the employee's customary employment is more than 20 hours per week and is more than five months per year; and

  •
  the employee has been continuously employed by us or one of eligible subsidiaries for at least 60 days prior to the start of the applicable offering period (or such longer period, not to exceed years, as the compensation committee may require).

        Notwithstanding the foregoing, our executive officers are not eligible to participate in the ESPP.

        As of April 1, 2015, approximately 22,100 employees were eligible to participate in the ESPP.

Number of Shares.

        The aggregate number of shares of our common stock that are available for purchase under the ESPP is 1,200,000 shares. No shares of our common stock may be issued under the ESPP before the approval of the ESPP by our stockholders. No employee may receive the right to purchase our common stock under the ESPP: (i) to the extent that he or she would own or have the right to purchase stock possessing five percent (5%) or more of the total value or combined voting power of all classes of stock of us or any of our subsidiaries; or (ii) to the extent that his or her rights to purchase stock would exceed $25,000 in fair market value in any calendar year.

Terms and Conditions.

        Eligible employees may become a participant in the ESPP by completing the required enrollment process in accordance with the rules established by the Company. An eligible employee that chooses to participate in the ESPP would elect to have after-tax payroll deductions made from eligible compensation each payday during the offering period in whole percentages ranging from one percent (1%) to fifteen percent (15%) of eligible compensation, although the compensation committee may designate a lower maximum for an offering. A participant may not make additional contributions to his or her account outside of the payroll deductions.

        A participant may not change his or her contribution election after the start of an offering period. A participant may withdraw all, but not less than all, of his or her contributions that have accumulated during an offering period but have not been used to purchase our common stock. Unless a participant is terminated or withdraws from an offering under the ESPP, the maximum number of whole shares which are purchasable with the accumulated contributions in the participant's account will be purchased for such participant at the applicable purchase price on the last day of the offering period.

        Participants who withdraw from the ESPP will not be permitted to re-enroll in the ESPP until the next offering period. Upon a participant's termination of employment with the Company or an eligible subsidiary for any reason (including death or retirement of the participant), the participant's participation in the ESPP will end automatically and the share purchase rights will terminate automatically. The ESPP does not provide for the payment of interest on a participant's contributions.

        Participants have no voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

        The Company will pay the administrative costs associated with the operation of the ESPP. The employees will pay any brokerage commissions that result from their sales of shares of common stock.

Duration, Termination and Amendment.

        The ESPP shall terminate on the earlier of (a) the day before the tenth anniversary of shareholder approval of the ESPP, (b) the day on which all of our common stock subject to the ESPP has been issued, or (c) the day on which the compensation committee terminates the ESPP. The ESSP permits our compensation committee to amend, suspend or terminate the ESPP at any time; provided, however, that our compensation committee may not, without the approval of the Company's stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement. If the ESPP is not approved by our stockholders by October 31, 2015, all share purchase rights under the ESPP will terminate and all accumulated contributions will be returned to the participants.

Nontransferability.

        The right of a participant to purchase our common stock through the ESPP will not be transferable by the participant. However, such nontransferability does not preclude (i) a participant from designating a beneficiary to receive any benefit payable under the ESPP upon his or her death, or (ii) the executors, administrators, or other legal representatives of the participant or his or her estate from assigning any rights under the ESPP to the person or persons entitled to such rights. There are no special restrictions placed upon the common stock once purchased, subject to relevant tax considerations.

Change in Capitalization or Other Corporate Events.

        In the event that the compensation committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Shares, offering to purchase common stock at a price substantially below its fair market value, or other similar event that affects the common stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under the ESPP has occurred, the compensation committee shall, in its sole discretion, and in such manner as the compensation committee deems equitable, adjust any or all of (1) the number and kind of shares which thereafter may be offered in an offering under the ESPP, (2) the number and kind of shares subject to outstanding offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding share purchase rights.

Effect of Change in Control.

        In the event of a change-in-control, any surviving or acquiring corporation will have the option to continue or assume the share purchase rights outstanding under the ESPP, or to substitute similar rights (including a right to acquire the same consideration paid to the stockholders of the Company in the change-in-control) for those outstanding under the ESPP. If the surviving or acquiring corporation elects not to continue or assume the share purchase rights under the ESPP, or not to substitute similar rights under the ESPP, then the compensation committee, in its sole discretion may either (a) close the offering period early and allow all current contributions under the ongoing offering to be used to purchase shares of our common stock immediately prior to the change-in-control or (b) terminate the ongoing offering and refund the participants' contributions.

United States Federal Income Tax Consequences

The following is a general discussion of the U.S. federal income tax consequences of participating in the ESPP. The applicable rules are complex and may change from time to time, and the income tax consequences may vary depending upon an individual's particular circumstances. It is based on the Internal Revenue Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423(b) of the Code. The purchase of stock under the ESPP is made with after-tax earnings. Generally, the participant does not have to report income or pay tax on the shares of our common stock at the time the participant purchases the shares. Thereafter, the U.S. federal income taxes for a participant who sells the stock will depend on when the participant sells the stock.

        If stock that was purchased under an ESPP is held for more than two years after the end of the offering period, or if the participant dies while owning the shares, the participant recognizes ordinary income on a sale (or a disposition by way of gift or upon death) equal to the lesser of: (i) the amount by which the fair market value (or, in a sale, the actual sale price) of the shares on the date of the sale or disposition exceeds the purchase price, or (ii) the difference between the fair market value of the shares on the purchase date and the purchase price. All additional gain on the sale of stock will be treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee will have a long-term capital loss for the difference between the sale price and the purchase price.

        If the stock is sold, or is otherwise disposed of including by way of gift, before the Section 423 holding periods described above is met, the participant will (i) have engaged in a "disqualifying disposition" and (ii) recognize ordinary income at the time of sale or other disposition on the difference between the fair market value of the shares on the purchase date and the purchase price. This amount is considered ordinary compensation income in the year of sale or other disposition even if no gain is realized on the sale or disposition. If the shares are held for at least one year, the participant may recognize capital gain or loss on the sale or disposition of shares to the extent the fair market value (or, in a sale, the actual sale price) of the shares upon sale or disposition exceeds or is less than the tax basis.

        Generally, the Company or its subsidiary will receive a tax deduction only to the extent that a participant recognizes ordinary income on a disqualifying disposition. The Company and its subsidiaries will not receive a deduction if the participant meets the holding period requirements.

New Plan Benefits

        Because the amount of future benefits under the ESPP will depend on which of our employees elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the ESPP is approved by our stockholders. The closing price of a share of our common stock, as reported on the New York Stock Exchange on April 15, 2015, was $39.86.

Registration with Securities and Exchange Commission

        On March 26, 2015, we filed a registration statement on a Form S-8 with the SEC pursuant to the Securities Exchange Act of 1933, as amended, covering the 1,200,000 shares issuable under the ESPP.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ENVISION HEALTHCARE HOLDINGS, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3: APPROVAL OF THE ENVISION HEALTHCARE HOLDINGS, INC.
2015 PROVIDER STOCK PURCHASE PLAN

        On February 25, 2015, on the recommendation of our compensation committee, our board approved the adoption of the Provider Stock Purchase Plan, and directed that the PSPP be submitted to the stockholders for their approval. The purpose of the PSPP is to promote the interest of the Company and its stockholders by providing certain of our affiliated service providers with an opportunity to purchase common stock of the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate service providers to enter into long term arrangements to provide services to the Company and to encourage them to devote their best efforts to the business and financial success of the Company.

Summary of the PSPP

        The following is a summary of the material terms of the PSPP, and is qualified in its entirety by reference to the text of the PSPP. A copy of the PSPP is attached as Annex B to this Proxy Statement.

Administration.

        Our compensation committee will administer the PSPP, unless otherwise determined by the compensation committee or the board. Our compensation committee shall have full authority to construe and interpret the PSPP and the share purchase rights under the PSPP, and to establish, amend and revoke rules and regulations for the administration of the PSPP.

Share Purchases.

        Participation in the PSPP is voluntary. The PSPP permits shares of our common stock to be sold to participating service providers on the last trading day of any offering period at a price equal to 90% of the fair market value of our common stock on that day.

        Each offering period will have a stated term determined by our compensation committee, but in no event will the offering period be longer than 27 months. The initial six-month offering period under the PSPP will commence on May 1, 2015 and end on the last trading day on or before October 31, 2015.

        Eligible Participants.    Under the terms of the PSPP, the individuals eligible to receive grants under a PSPP offering will include all providers selected by the Compensation Committee to participate, who must be engaged by the Company, its subsidiaries or PA Affiliates (as defined below) on the start date of the offering. Generally, each of our affiliated service providers who meet the following criteria will be eligible to participate in the PSPP:

  •
  the service provider customarily works more than 120 hours per month for the Company, its subsidiaries or any professional association or professional corporation for which the Company or any of its subsidiaries provides management services pursuant to a physician services agreement (such professional associations and professional corporations, "PA Affiliate"); and

  •
  the service provider is an active employee of any PA Affiliate; or

  •
  the service provider is a physician that provides clinical services as an independent contractor pursuant to an agreement with the Company, any of the Company's subsidiaries or a PA Affiliate.

        Notwithstanding the foregoing, no service provider is eligible to participate in the PSPP if, at such time, the service provider is eligible to participate in the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan.

        As of April 1, 2015, approximately 5,550 service providers were eligible to participate in the PSPP.

Number of Shares.

        The aggregate number of shares of our common stock that are available for purchase under the PSPP is 1,200,000 shares. No shares of our common stock may be issued under the PSPP before the approval of the PSPP by our stockholders.

Terms and Conditions.

        Eligible service providers may become a participant in the PSPP by completing the required enrollment process in accordance with the rules established by the Company. An eligible service provider that chooses to participate in the PSPP would elect to have after-tax payroll deductions made from eligible compensation each payday during the offering period in whole percentages ranging from one percent (1%) to fifteen percent (15%) of eligible compensation, although the compensation committee may designate a lower maximum for an offering. A participant may not make additional contributions to his or her account outside of the payroll deductions.

        A participant may not change his or her contribution election after the start of an offering period. A participant may withdraw all, but not less than all, of his or her contributions that have accumulated during an offering period but have not been used to purchase our common stock. Unless a participant is terminated or withdraws from an offering under the PSPP, the maximum number of whole shares which are purchasable with the accumulated contributions in the participant's account will be purchased for such participant at the applicable purchase price on the last day of the offering period.

        Participants who withdraw from the PSPP will not be permitted to re-enroll in the PSPP until the next offering period. Upon a participant's termination of employment with the Company or an eligible subsidiary for any reason (including death or retirement of the participant), the participant's participation in the PSPP will end automatically and the share purchase rights will terminate automatically. The PSPP does not provide for the payment of interest on a participant's contributions.

        Participants have no voting rights in shares of our common stock covered by share purchase rights until such rights have been exercised.

        The Company will pay the administrative costs associated with the operation of the PSPP. The employees will pay any brokerage commissions that result from their sales of shares of common stock.

Duration, Termination and Amendment.

        The PSPP shall terminate on the earlier of (a) the day before the tenth anniversary of shareholder approval of the PSPP, (b) the day on which all of our common stock subject to the PSPP has been issued, or (c) the day on which the compensation committee terminates the PSPP. The PSPP permits our compensation committee to amend, suspend or terminate the PSPP at any time; provided, however, that our compensation committee may not, without the approval of the Company's stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement. If the PSPP is not approved by our stockholders by October 31, 2015, all share purchase rights under the PSPP will terminate and all accumulated contributions will be returned to the participants.

Nontransferability.

        The right of a participant to purchase our common stock through the PSPP will not be transferable by the participant. However, such nontransferability does not preclude (a) a participant from designating a beneficiary to receive any benefit payable under the PSPP upon his or her death, or (b) the executors, administrators, or other legal representatives of the participant or his or her estate from assigning any rights under the PSPP to the person or persons entitled to such rights. There are no special restrictions placed upon the common stock once purchased.

Change in Capitalization or Other Corporate Events.

        In the event that the compensation committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Shares, offering to purchase common stock at a price substantially below its fair market value, or other similar event that affects the common stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under the PSPP has occurred, the compensation committee shall, in its sole discretion, and in such manner as the compensation committee deems equitable, adjust any or all of (1) the number and kind of shares which thereafter may be offered in an offering under the PSPP, (2) the number and kind of shares subject to outstanding offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding share purchase rights.

Effect of Change in Control.

        In the event of a change-in-control, any surviving or acquiring corporation will have the option to continue or assume the share purchase rights outstanding under the PSPP, or to substitute similar rights (including a right to acquire the same consideration paid to the stockholders of the Company in the change-in-control) for those outstanding under the PSPP. If the surviving or acquiring corporation elects not to continue or assume the share purchase rights under the PSPP, or not to substitute similar rights under the PSPP, then the compensation committee, in its sole discretion may either (a) close the offering period early and allow all current contributions under the ongoing offering to be used to purchase shares of our common stock immediately prior to the change-in-control or (b) terminate the ongoing offering and refund the participants' contributions.

United States Federal Income Tax Consequences

The following is a general discussion of the U.S. federal income tax consequences of participating in the PSPP. The applicable rules are complex and may change from time to time, and the income tax consequences may vary depending upon an individual's particular circumstances. It is based on the Internal Revenue Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

        The PSPP is not intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Accordingly, a participant will recognize ordinary income on the date of the acquisition of the shares in an amount equal to the excess between the purchase price paid for those shares by the participant and the closing selling price of the shares on the New York Stock Exchange on the purchase date. Generally, the Company, its subsidiaries or a PA Affiliate will be entitled to an income tax deduction equal in amount to such excess received by a service provider.

New Plan Benefits

        Because the amount of future benefits under the PSPP will depend on which of our service providers elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible service providers if the PSPP is approved by our stockholders. The closing price of a share of our common stock, as reported on the New York Stock Exchange on April 15, 2015, was $39.86.

Registration with Securities and Exchange Commission

        On March 26, 2015, we filed a registration statement on a Form S-3 with the SEC pursuant to the Securities Exchange Act of 1933, as amended, covering the 1,200,000 shares issuable under the PSPP.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE ENVISION HEALTHCARE HOLDINGS, INC. 2015 PROVIDER STOCK PURCHASE PLAN.

 PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of the board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and recommends that the stockholders vote for ratification of such selection. Stockholder approval is not required for the appointment of Ernst & Young LLP, as our audit committee has responsibility for selecting our independent registered public accounting firm. In the event of a negative vote on such ratification, the audit committee will reconsider its appointment and the appropriate action to be taken, if any. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Audit Fees and Related Fees

        Ernst and Young LLP served as our independent registered public accounting firm for 2014. The following table sets forth the fees paid to Ernst & Young LLP for professional services rendered for the years ended December 31, 2014 and 2013.

	For engagement from January 1, 2014 to December 31, 2014	For engagement from January 1, 2013 to December 31, 2013
Audit Fees(1)	$3,657,615	$2,735,147
Audit-Related Fees(2)	—	27,159
Tax Fees(2)	18,907	115,970
All Other Fees(3)	2,130	2,130

Total	$3,678,652	$2,880,406

(1)
The Audit Fees paid to Ernst & Young LLP were for the following professional services rendered:

•
audits of the Company's annual financial statements for the years ended December 31, 2014 and 2013,

•
reviews of the Company's quarterly financial statements,

•
reviews of the consolidated financial statements included in offering documents associated with the Company's initial public offering, and

•
services normally provided in connection with statutory or regulatory filings or engagements.

(2)
The audit-related fees paid to Ernst & Young LLP were for due diligence in connection with acquisitions. The tax fees paid to Ernst & Young LLP were for domestic tax advice and planning and assistance with tax audits and appeals. All services were appropriately approved by the Audit Committee in accordance with the Company's pre-approval policies.

(3)
All Other Fees describes the annual license fee paid to Ernst & Young LLP for a software research tool and fees paid to attend continuing education courses.

  Pre-Approval Policies and Procedures

        In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee Charter of the Company provides that the Audit Committee of the board has the sole authority and responsibility to pre-approve all audit services, audit- related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board ("PCAOB"), the Audit Committee has established a pre-approval policy and procedures that require the pre-approval of all services to be performed by its independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

 OTHER BUSINESS

        The board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the enclosed proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

        Whether or not you expect to attend the Annual Meeting, please complete, date and sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

Craig A. Wilson Senior Vice President, General Counsel and Secretary

April 22, 2015

Annex A

ENVISION HEALTHCARE HOLDINGS, INC.
2015 EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose of the Plan.    The purpose of the Plan is to provide employment incentive through a capital accumulation opportunity, link employee and shareholder interests, and provide an opportunity for Employees of the Company and its Participating Subsidiaries to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423(b) of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

        2.    Definitions.

        Whenever used herein, the following terms shall have the respective meanings set forth below:

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act.

        "Board" means the Company's Board of Directors.

        "Cause" has the meaning set forth in the Omnibus Incentive Plan.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Change-in-Control" means the happening of any of the events that would constitute a "Change in Control" under the Omnibus Incentive Plan.

        "Committee" means the Compensation Committee of the Board.

        "Common Stock" shall mean the common stock, par value $0.01 per Share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

        "Company" means Envision Healthcare Holdings, Inc., a Delaware corporation.

        "Compensation" means annual base salary during a Purchase Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan or other similar payment or contribution. If determined by the Committee, other forms of compensation may be included in or excluded from the definition of Compensation as permitted by Section 423 of the Code.

        "Contribution" means the amount of an after-tax payroll deduction an Employee has made, as set out in such Employee's payroll deduction authorization form.

        "Employee" means any person, including an officer, who is an employee of the Company or one of its Participating Subsidiaries for tax purposes and who is employed at least sixty (60) days prior to the Start Date of an Offering (or such shorter or longer period as the Company, in its sole discretion, may determine). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave, military leave, any other leave of absence approved by the Company or Participating Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) or if the individual transfers between locations of the Company or between the Company and its Participating Subsidiaries. For purposes of this Plan, where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Expiration Date" means the last day of an Offering as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Start Date.

        "Fair Market Value" has the meaning set forth in the Omnibus Incentive Plan.

        "Offering" means the grant of Purchase Rights under the Plan.

        "Omnibus Incentive Plan" means the Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan.

        "Participating Subsidiary" means the Subsidiaries that have been designated by the Committee or the Board from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan; provided, however, that the Committee shall only have the discretion to designate Subsidiaries if the grant of Purchase Rights to such Subsidiary Employees pursuant to the Plan would not cause the Company to incur material adverse accounting charges.

        "Plan" means the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan.

        "Purchase Period" means the period of an Offering beginning on the Start Date and ending on the Expiration Date.

        "Purchase Price" means the purchase price per Share subject to the Purchase Right determined pursuant to Section 11(c).

        "Purchase Rights" means rights to purchase Shares under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

        "Securities Act" means the Securities Act of 1933, amended.

        "Share" means a share of Common Stock.

        "Start Date" means the first business day of each Purchase Period of the Plan.

        "Subsidiary" means any corporation in an unbroken chain of corporations beginning with (and including) the Company in which each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or as otherwise defined in Section 424(f) of the Code.

        3.    Administration of the Plan.

        (a)   The Committee shall administer the Plan unless and until the Committee or Board delegates administration to another committee, as provided in Section 3(c); provided, however, that, this delegation shall not be construed as limiting the power of the Board, in its sole discretion, to take any action delegated to the Committee hereunder.

        (b)   The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine when and how Purchase Rights shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

           (ii)  To designate from time to time which Subsidiaries of the Company shall be Participating Subsidiaries.

          (iii)  To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the

  Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv)  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and the Participating Subsidiaries and to carry out the intent that the Plan be treated as an employee stock purchase plan for purposes of Section 423 of the Code.

           (v)  The Committee may adopt any sub-plans applicable to residents of any specified foreign jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any applicable tax or other laws in such jurisdiction or to otherwise facilitate the administration of the Plan, to the extent permitted by Section 423 of the Code.

        (c)   Any or all of the powers, duties, and responsibilities of the Committee hereunder may be delegated by the Committee to, and thereafter exercised by, one or more persons designated by the Committee, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Committee.

        4.    Participation in the Plan.    The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary on the Start Date of such Offering; provided, however, that no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate five percent (5%) of the total value or combined voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, the Committee may, on a prospective basis, exclude from participation in the Plan Employees (a) whose customary employment is for not more than 20 hours per week or five months per year or (b) who are citizens or residents of a non-U.S. jurisdiction if grant of a Purchase Right under the Plan is prohibited under the laws of such non-U.S. jurisdiction or compliance with the laws of such non-U.S. jurisdiction would cause the Plan or any actions under the Plan to violate Section 423 of the Code. The Committee may also determine that a designated group of highly compensated employees (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right to the extent that such Employee is subject to the reporting requirements under Section 16(a) of the Exchange Act.

        5.    Stock.

        (a)   The stock subject to an Offering shall be authorized but unissued Shares, or Shares that have been bought on the open market at prevailing market prices or otherwise. Subject to adjustment in accordance with the provisions of Section 11(g), the total number of Shares which may be the subject of Offerings under the Plan shall not exceed in the aggregate 1,200,000 Shares.

        (b)   In the event that any Shares, which are the subject of an Offering, are not purchased, such unpurchased Shares may again be available for subsequent Offerings.

        6.    Number of Shares That an Employee May Purchase.

        (a)   An eligible Employee may elect to purchase through payroll deductions under an Offering a number of whole Shares determined by the Committee from time to time.

        (b)   The number of whole Shares that a participating Employee may purchase on the Expiration Date shall be determined by dividing such Employee's Contributions accumulated prior to such

Expiration Date and retained in such Employee's account as of the Expiration Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Section 6 and Section 11(b).

        (c)   Notwithstanding the foregoing provisions of the Plan, no eligible Employee may elect to purchase under Offerings in any single calendar year a number of whole Shares which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to an Offering and under any other employee stock purchase plan, as defined in Section 423 of the Code, has an aggregate fair market value (measured in each case as of the Expiration Date) in excess of $25,000.

        7.    Participation.

        (a)   An eligible Employee may become a participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee and submitting them to the Committee or its designee in accordance with the rules established by the Committee. The enrollment documents, which may be in electronic form or completed through an interactive voice response system or a website, shall set forth the portion of the Employee's Compensation, including any minimum or maximum Contribution percentage, to be paid as Contributions pursuant to the Plan. An Employee's payroll deduction authorization shall become effective on the Start Date.

        (b)   Unless otherwise determined by the Company, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Start Date of such Offering and shall end on the last payroll period ending prior to the Expiration Date of such Offering, unless sooner terminated by the participating Employee as provided in Section 10.

        (c)   Each Employee who is granted a Purchase Right under the Plan for any Purchase Period shall have the same rights and privileges as all other Employees granted Purchase Rights under the Plan for such Purchase Period.

        8.    Method of Payment of Contributions.

        (a)   A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, fifteen percent (15%), or such lower amount specified by the Committee for such Offering, of such participating Employee's Compensation during the Offering. All payroll deductions made by a participating Employee shall be credited to his or her account under the Plan. A participating Employee may not make any additional payments into such account.

        (b)   A participating Employee may discontinue his or her participation in the Plan as provided in Section 10.

        (c)   Notwithstanding the foregoing in this Section 8, to the extent necessary to comply with the limitations set forth in Section 423(b)(8) of the Code and Section 6(c), the Company may cause an Employee's payroll deductions to be decreased in respect of an Offering year up to zero percent (0%).

        9.    Exercise of Purchase Rights.    Unless a participating Employee withdraws from the Plan as provided in Section 10, his or her right to purchase whole Shares in any Offering will be exercised automatically on each Expiration Date of an Offering, and the maximum number of whole Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account.

        10.    Voluntary Withdrawals; Termination of Employment.

        (a)   Unless otherwise determined by the Committee prior to an Offering, a participating Employee may withdraw all but not less than all the Contributions credited to his or her account under the Plan prior to the Expiration Date of an Offering by notifying the Company in the form and manner designated by the Company. To the extent that such a withdrawal is permitted, all of the withdrawing participating Employee's Contributions credited to his or her account will be paid to him or her without interest not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further Contributions for the purchase of Common Stock will be permitted or made during the Offering. A participating Employee who withdraws from an Offering will be automatically withdrawn from future Offerings. Such Employee must re-enroll pursuant to Section 7(a) to participate in future Offerings.

        (b)   Upon termination of employment of a participating Employee's employment as an Employee prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Employee's beneficiary or estate, as applicable, and his or her Purchase Right will be automatically terminated.

        (c)   Subject to Section 10(a), a participating Employee's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

        11.    Terms and Conditions of Offerings.

  (a)
  General:

    The Offerings shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

  (b)
  Maximum Number of Shares:

    In addition to the limitations provided by Section 6, the Committee may specify a maximum number of Shares that may be purchased by any participating Employee during an Offering, and in connection with each Offering made may specify a maximum aggregate number of Shares that may be purchased by all participating Employees in such Offering. If the aggregate purchase of Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata allocation of the Shares available shall be made in as nearly a uniform manner as shall be practicable and equitable.

  (c)
  Purchase Price:

    The Purchase Price applicable to an Offering shall equal ninety percent (90%) of the Fair Market Value per Share on the Expiration Date of such Offering.

  (d)
  Term of Offerings:

  Each Offering shall commence on the Start Date and terminate, subject to earlier termination by the Committee, on the Expiration Date.

  (e)
  Employee's Purchase Directions:

  Subject to Section 10(b), each Offering shall provide that the participating Employee at the conclusion of the Purchase Period may purchase all of the whole Shares purchasable in such Offering with the Contributions credited to such Employee's account, unless such Employee shall, in the manner provided for in the Offering, notify the Company as set forth in Section 10(a) that the Employee does not desire to purchase any of such Shares.

  (f)
  Change-in-Control:

  In the event of a Change-in-Control, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Change-in-Control) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Committee, in its sole discretion may (a) close the Purchase Period early and permit the Employees' accumulated payroll deductions to be used to purchase Shares immediately prior to the Change-in-Control under the ongoing Offering, and the Employees' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase; or (b) terminate such Offering and refund the Employees' accumulated payroll deductions.

  (g)
  Adjustments:

  In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this Plan has occured, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of Shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of Shares subject to outstanding Offerings and (3) the Purchase Price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights; provided, however, that the number of Shares subject to any such Purchase Rights shall always be a whole number.

  (h)
  Delivery of Shares:

  As soon as practicable after each Expiration Date, the Company shall deliver the Shares acquired by each Employee during a Purchase Period to the Employee or an account established in the Employee's name at a stock brokerage or other financial services firm designated by the Company. No certificates shall be delivered with respect to the Shares acquired by an Employee.

  (i)
  Nontransferability:

  Each Purchase Right granted under this Plan shall be nontransferable; provided that nothing in this Section 11(i) shall preclude an Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto. During the lifetime of the Employee to whom the Purchase Right is granted, the Shares under a Purchase Right may be purchased only by the participant. No right or interest of a participant in any Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Employee.

  (j)
  Employee's Agreement:

  If, at the time of the purchase of Shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such Shares shall agree that such Employee will purchase such Shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for Shares purchased pursuant to the Plan.

    By electing to participate in a Purchase Period, each participating Employee acknowledges and agrees that (i) the Shares acquired under the Plan may lose some or all of their value in the future; (ii) the Employee is able to afford to bear the economic risk of any loss in value of the Shares; and (iii) the Employee is subject to the Company's insider trading policy (as in effect from time to time), which may limit the Employee's ability to acquire or sell Shares under the Plan during blackout periods or such times the Employee possesses material nonpublic information.

  (k)
  Rights as a Shareholder:

  An Employee who has been granted Purchase Rights hereunder shall have no rights as a shareholder with respect to Shares covered by such Purchase Rights until the date of the issuance of the Shares to the Employee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of Shares, subject to the rules generally applicable to such system.

  (l)
  Interest:

  No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.

        12.    Registration Compliance.

        (a)   No Shares may be purchased under a Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

        (b)   If, on an Expiration Date of any Offering Period, the Shares are not registered or exempt or the Plan is not in such compliance, no Shares under the Purchase Rights granted under the Plan shall be purchased on the Expiration Date. The Expiration Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance.

        (c)   If, on the Expiration Date of any Purchase Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Purchase Rights shall be purchased, and all Contributions accumulated during the Purchase Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Employees in a lump sum as soon as reasonably practicable without any interest thereon.

        13.    Term of Plan.    The Board approved the Plan on February 25, 2015, subject to the subsequent approval of the Company's shareholders. No Shares may be issued under the Plan before the approval of the Plan by the Company's shareholders. The Plan shall terminate on the earlier of (a) the day before the tenth anniversary of such approval, (b) all Common Stock subject to the Plan has been issued, or (c) the Board terminates the Plan pursuant to Section 14. If the Plan is not approved by the Company's shareholders on or prior to the Expiration Date of the initial Offering or if the Plan is otherwise terminated, all funds accumulated in an Employee's account shall be paid to such Employee in a lump sum as soon as reasonably practicable without any interest thereon, and all Purchase Rights shall automatically terminate.

        14.    Amendments and Termination of Plan.    The Plan is wholly discretionary in nature. As such, the Committee may, in its sole discretion, from time to time alter, amend, suspend, or terminate the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Committee may, without the approval of the shareholders, make any amendment for which shareholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section 14 relating to shareholder approval, the Committee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder.

        15.    Application of Funds.    The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.

        16.    Tax Withholding.    The Company shall have the power to withhold, or to require each participating Employee to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

        17.    At-Will Employment.    Nothing in the Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Employee at any time for any reason whatsoever, with or without Cause.

        18.    Unfunded Plan; Plan Not Subject to ERISA.    The Plan is an unfunded plan and Employees shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        19.    Freedom of Action.    Nothing in the Plan shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Employee (or person claiming by or through an Employee) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action. The foregoing shall not constitute a waiver by an Employee of the terms and provisions of the Plan.

        20.    Severability.    In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

        21.    Governing Law.    The Plan and all Offerings shall be construed in accordance with and governed by the laws of the state of Delaware, without regard to the choice of law rules thereunder.

        22.    Conformity to Securities Laws.    The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Employee is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        23.    Tax Reporting Information.    At the Company's request, Employees will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes.

Annex B

ENVISION HEALTHCARE HOLDINGS, INC.
2015 PROVIDER STOCK PURCHASE PLAN

        1.    Purpose of the PSPP.    The purpose of the PSPP is to promote the interest of the Company and its stockholders by providing certain Providers with an opportunity to purchase Common Stock of the Company. By encouraging stock ownership, the Company seeks to attract, retain and motivate Providers to enter into long term arrangements to provide services to the Company and to encourage them to devote their best efforts to the business and financial success of the Company. The PSPP is not intended to qualify as an "employee stock purchase plan" under Section 423 of the Code.

        2.    Definitions.

        Whenever used herein, the following terms shall have the respective meanings set forth below:

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act.

        "Board" means the Company's Board of Directors.

        "Cause" has the meaning set forth in the Omnibus Incentive Plan.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Change-in-Control" means the happening of any of the events that would constitute a "Change in Control" under the Omnibus Incentive Plan.

        "Committee" means the Compensation Committee of the Board.

        "Common Stock" shall mean the common stock, par value $0.01 per Share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

        "Company" means Envision Healthcare Holdings, Inc., a Delaware corporation.

        "Compensation" means annual base salary during a Purchase Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan or other similar payment or contribution. If determined by the Committee, other forms of compensation may be included in or excluded from the definition of Compensation.

        "Contribution" means the amount of an after-tax payroll deduction a Provider has made, as set out in such Provider's payroll deduction authorization form.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "Expiration Date" means the last day of an Offering as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Start Date.

        "Fair Market Value" has the meaning set forth in the Omnibus Incentive Plan.

        "Offering" means the grant of Purchase Rights under the PSPP.

        "Omnibus Incentive Plan" means the Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan.

        "PA Affiliate" has the meaning set forth in the Omnibus Incentive Plan.

        "Provider" means an Eligible Physician (as defined under the Omnibus Incentive Plan) or any other employee of a PA Affiliate. For purposes of the PSPP, the employment or service relationship shall be treated as continuing intact while the individual is on sick leave, military leave, any other leave of absence approved by the Company, Subsidiary or PA Affiliate or if the individual transfers between locations of the Company or between the Company and its Subsidiaries and PA Affiliates. For purposes of this PSPP, where the period of leave exceeds three (3) months and the individual's right to reemployment or continued service is not guaranteed either by statute or by contract, the employment or service relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

        "PSPP" means the Envision Healthcare Holdings, Inc. 2015 Provider Stock Purchase Plan.

        "Purchase Period" means the period of an Offering beginning on the Start Date and ending on the Expiration Date.

        "Purchase Price" means the purchase price per Share subject to the Purchase Right determined pursuant to Section 11(c).

        "Purchase Rights" means rights to purchase Shares under the PSPP on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

        "Securities Act" means the Securities Act of 1933, amended.

        "Share" means a share of Common Stock.

        "Start Date" means the first business day of each Purchase Period of the PSPP.

        "Subsidiary" means any corporation in an unbroken chain of corporations beginning with (and including) the Company in which each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        3.    Administration of the PSPP.

        (a)   The Committee shall administer the PSPP unless and until the Board delegates administration to another committee, as provided in Section 3(c); provided, however, that, this delegation shall not be construed as limiting the power of the Board, in its sole discretion, to take any action delegated to the Committee hereunder.

        (b)   The Committee shall have the power, subject to, and within the limitations of, the express provisions of the PSPP:

            (i)  To determine when and how Purchase Rights shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

           (ii)  To construe and interpret the PSPP and Purchase Rights granted under the PSPP, and to establish, amend and revoke rules and regulations for the administration of the PSPP. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the PSPP, in a manner and to the extent it shall deem necessary or expedient to make the PSPP fully effective.

          (iii)  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company.

          (iv)  The Committee may adopt any sub-plans applicable to residents of any specified foreign jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any applicable tax or other laws in such jurisdiction or to otherwise facilitate the administration of the PSPP.

        (c)   Any or all of the powers, duties, and responsibilities of the Committee hereunder may be delegated by the Committee to, and thereafter exercised by, one or more persons designated by the

Committee, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Committee.

        4.    Participation in the PSPP.    The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Providers selected by the Committee to participate in an Offering and who are so employed or engaged by the Company or any of its Subsidiaries or PA Affiliates, on the Start Date of such Offering. Notwithstanding the foregoing, the Committee may, on a prospective basis, exclude from participation in the PSPP Providers (a) who customarily work less than 120 hours per month for the Company, any of its Subsidiaries or PA Affiliates or have not provided at least 240 hours of service to such entity prior to the applicable Offering Period or (b) who are citizens or residents of a non-U.S. jurisdiction if grant of a Purchase Right under the PSPP is prohibited under the laws of such non-U.S. jurisdiction. No Provider shall be eligible to participate in the PSPP if, at such time, the Provider is eligible to participate in the Envision Healthcare Holdings, Inc. 2015 Employee Stock Purchase Plan.

        5.    Stock.

        (a)   The stock subject to an Offering shall be authorized but unissued Shares, or Shares that have been bought on the open market at prevailing market prices or otherwise. Subject to adjustment in accordance with the provisions of Section 11(g), the total number of Shares which may be the subject of Offerings under the PSPP shall not exceed in the aggregate 1,200,000 Shares.

        (b)   In the event that any Shares, which are the subject of an Offering, are not purchased, such unpurchased Shares may again be available for subsequent Offerings.

        6.    Number of Shares That a Provider May Purchase.

        (a)   An eligible Provider may elect to purchase through payroll deductions under an Offering a number of whole Shares determined by the Committee from time to time.

        (b)   The number of whole Shares that a participating Provider may purchase on the Expiration Date shall be determined by dividing such Provider's Contributions accumulated prior to such Expiration Date and retained in such Provider's account as of the Expiration Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Section 6 and Section 11(b).

        (c)   Notwithstanding the foregoing provisions of the PSPP, no eligible Provider may elect to purchase under Offerings in any single calendar year a number of whole Shares which, together with all other shares in the Company, Subsidiaries and PA Affiliates which the Provider may be entitled to purchase in such year pursuant to an Offering and under any other stock purchase plan has an aggregate fair market value (measured in each case as of the Expiration Date) in excess of $25,000.

        7.    Participation.

        (a)   An eligible Provider may become a participant in the PSPP by completing a payroll deduction authorization form and any other required enrollment documents provided by the Committee or its designee and submitting them to the Committee or its designee in accordance with the rules established by the Committee. The enrollment documents, which may be in electronic form or completed through an interactive voice response system or a website, shall set forth the portion of the Provider's Compensation, including any minimum or maximum Contribution percentage, to be paid as Contributions pursuant to the PSPP. A Provider's payroll deduction authorization shall become effective on the Start Date.

        (b)   Unless otherwise determined by the Company, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Start Date of such Offering and shall end on the last payroll period ending prior to the Expiration Date of such Offering, unless sooner terminated by the participating Provider as provided in Section 10.

        (a)   Each Provider who is granted a Purchase Right under the PSPP for any Purchase Period shall have the same rights and privileges as all other Providers granted Purchase Rights under the PSPP for such Purchase Period.

        8.    Method of Payment of Contributions.

        (a)   A participating Provider shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, fifteen percent (15%), or such lower amount specified by the Committee for such Offering, of such participating Provider's Compensation during the Offering. All payroll deductions made by a participating Provider shall be credited to his or her account under the PSPP. A participating Provider may not make any additional payments into such account.

        (b)   A participating Provider may discontinue his or her participation in an Offering under the PSPP as provided in Section 10.

        9.    Exercise of Purchase Rights.    Unless a participating Provider withdraws from an Offering under the PSPP as provided in Section 10, his or her right to purchase whole Shares in any Offering will be exercised automatically on each Expiration Date of an Offering, and the maximum number of whole Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account.

        10.    Voluntary Withdrawals; Termination of Service.

        (a)   Unless otherwise determined by the Committee prior to an Offering, a participating Provider may withdraw all but not less than all the Contributions credited to his or her account under an Offering prior to the Expiration Date of such Offering by notifying the Company in the form and manner designated by the Company. To the extent that such a withdrawal is permitted, all of the withdrawing participating Provider's Contributions credited to his or her account will be paid to him or her without interest not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further Contributions for the purchase of Common Stock will be permitted or made during the Offering. A participating Provider who withdraws from an Offering will be automatically withdrawn from future Offerings. Such Provider must re-enroll pursuant to Section 7(a) to participate in future Offerings.

        (b)   Upon termination of the participating Provider's service as a Provider prior to the Expiration Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the Provider's beneficiary or estate, as applicable, and his or her Purchase Right will be automatically terminated.

        (c)   Subject to Section 10(a), a participating Provider's withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

        11.    Terms and Conditions of Offerings.

  (a)
  General:

  The Offerings shall be made to such Providers, and in such form, as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the PSPP.

  (b)
  Maximum Number of Shares:

  In addition to the limitations provided by Section 6, the Committee may specify a maximum number of Shares that may be purchased by any participating Provider during an Offering, and in connection with each Offering made may specify a maximum aggregate number of Shares that may be purchased by all participating Providers pursuant to such Offering. If the aggregate purchase of Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata allocation of the Shares available shall be made in as nearly a uniform manner as shall be practicable and equitable.

  (c)
  Purchase Price:

  The Purchase Price applicable to an Offering shall equal ninety percent (90%) of the Fair Market Value per Share on the Expiration Date of such Offering.

  (d)
  Term of Offerings:

  Each Offering shall commence on the Start Date and terminate, subject to earlier termination by the Committee, on the Expiration Date.

  (e)
  Provider's Purchase Directions:

  Subject to Section 10(b), each Offering shall provide that the participating Provider at the conclusion of the Purchase Period may purchase all of the whole Shares purchasable in such Offering with the Contributions credited to such Provider's account unless such Provider shall, in the manner provided for in the Offering, notify the Company as set forth in Section 10(a) that the Provider does not desire to purchase any of such Shares.

  (f)
  Change-in-Control:

  In the event of a Change-in-Control, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the PSPP or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Change-in-Control) for those outstanding under the PSPP, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the PSPP, then the Committee, in its sole discretion may (a) close the Purchase Period early and permit the Providers' accumulated payroll deductions to be used to purchase Shares immediately prior to the Change-in-Control under the ongoing Offering, and the Providers' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase; or (b) terminate such Offering and refund the Providers' accumulated payroll deductions.

  (g)
  Adjustments:

  In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this PSPP has occurred, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of Shares which thereafter may be made the subject of Offerings under the PSPP, (2) the number and kind of Shares subject to outstanding Offerings and (3) the Purchase Price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights; provided, however, that the number of Shares subject to any such Purchase Rights shall always be a whole number.

  (h)
  Delivery of Shares:

  As soon as practicable after each Expiration Date, the Company shall deliver the Shares acquired by each Provider during a Purchase Period to the Provider or an account established in the Provider's name at a stock brokerage or other financial services firm designated by the Company. No certificates shall be delivered with respect to the Shares acquired by a Provider.

  (i)
  Nontransferability:

  Each Purchase Right granted under this PSPP shall be nontransferable; provided that nothing in this Section 11(i) shall preclude the Provider from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Provider or his estate from assigning any rights hereunder to the person or persons entitled thereto. During the lifetime of the Provider to whom the Purchase Right is granted, the Shares under a Purchase Right may be purchased only by the participant. No right or interest of a participant in any Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Provider.

  (j)
  Provider's Agreement:

  If, at the time of the purchase of Shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Provider purchasing such Shares shall agree that such Provider will purchase such shares for investment and not with any present intention to resell the same, the Provider will, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for Shares purchased pursuant to the PSPP.

  By electing to participate in a Purchase Period, each participating Provider acknowledges and agrees that (i) the Shares acquired under the PSPP may lose some or all of their value in the future; (ii) the Provider is able to afford to bear the economic risk of any loss in value of the Shares; and (iii) the Provider is subject to the Company's insider trading policy (as in effect from time to time), which may limit the Provider's ability to acquire or sell Shares under the PSPP during blackout periods or such times the Provider possesses material nonpublic information.

  (k)
  Rights as a Stockholder:

  A Provider who has been granted Purchase Rights hereunder shall have no rights as a stockholder with respect to Shares covered by such Purchase Rights until the date of the issuance of the Shares to the Provider. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance. For purposes of the PSPP, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of Shares, subject to the rules generally applicable to such system.

  (l)
  Interest:

  No interest shall accrue on payroll deductions made under or pursuant to the PSPP or any Offering hereunder.

        12.    Registration Compliance.

        (a)   No Shares may be purchased under a Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the PSPP is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the PSPP.

        (b)   If, on an Expiration Date of any Offering Period, the Shares are not registered or exempt or the PSPP is not in such compliance, no Shares under the Purchase Rights granted under the PSPP shall be purchased on the Expiration Date. The Expiration Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the PSPP is in such compliance.

        (c)   If, on the Expiration Date of any Purchase Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the PSPP is not in such compliance, no Shares under the Purchase Rights shall be purchased, and all Contributions accumulated during the Purchase Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Provider in a lump sum as soon as reasonably practicable without any interest thereon.

        13.    Term of PSPP.    The Board approved the PSPP on February 25, 2015, subject to the subsequent approval of the Company's shareholders. No Shares may be issued under the PSPP before the approval of the PSPP by the Company's shareholders. The PSPP shall terminate on the earlier of (a) the day before the tenth anniversary of such approval, (b) all Common Stock subject to the PSPP has been issued, or (c) the Board terminates the PSPP pursuant to Section 14. If the PSPP is not approved by the Company's shareholders on or prior to the Expiration Date of the initial Offering or if the PSPP is otherwise terminated, all funds accumulated in a Provider's account shall be paid to such Provider in a lump sum as soon as reasonably practicable without any interest thereon, and all Purchase Rights shall automatically terminate.

        14.    Amendments and Termination of PSPP.    The PSPP is wholly discretionary in nature. As such, the Committee may, in its sole discretion, from time to time alter, amend, suspend, or terminate the PSPP or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Committee may, without the approval of the stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply. Subject to the limitations in this Section 14 relating to stockholder approval, the Committee may, in its sole discretion, make such amendment or modification to the PSPP or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the PSPP under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the PSPP or its participants hereunder.

        15.    Application of Funds.    The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.

        16.    Taxes.    The participating Providers will receive an IRS Form 1099-MISC from the Company or a Subsidiary, and such Provider shall be solely responsible for all federal, state and local taxes. For the avoidance of doubt, neither the Company nor any of its Subsidiaries or PA Affiliates will be responsible for withholding or paying any federal, state or local taxes. At the Company's request, a participating Provider will be required to provide the Company, its Subsidiaries or any PA Affiliates with any information reasonably required for tax reporting purposes.

        17.    At-Will Employment.    Nothing in the PSPP shall confer upon any Provider any right to continue in the employ of the Company or any of its Subsidiaries or PA Affiliates or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries and PA Affiliates, which are hereby expressly reserved, to discharge any Provider at any time for any reason whatsoever, with or without Cause.

        18.    Unfunded Plan; PSPP Not Subject to ERISA.    The PSPP is an unfunded plan and Provider shall have the status of unsecured creditors of the Company. The PSPP is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

        19.    Freedom of Action.    Nothing in the PSPP shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Provider (or person claiming by or through a Provider) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Provider of the terms and provisions of the PSPP.

        20.    Severability.    In the event any portion of the PSPP or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the PSPP, and the PSPP shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

        21.    Governing Law.    The PSPP and all Offerings shall be construed in accordance with and governed by the laws of the state of Delaware, without regard to the choice of law rules thereunder.

        22.    Conformity to Securities Laws.    The PSPP is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries and PA Affiliates or any Provider is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the PSPP shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the PSPP shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY ENVISION HEALTHCARE HOLDINGS, INC. THIS PROXY IS SOLICITED BY THE ENVISION HEALTHCARE HOLDINGS, INC. BOARD OF DIRECTORS Proxy for Annual Meeting of Stockholders to be held on May 21, 2015 The stockholder(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby revoke(s) all prior proxies and appoint(s) Randel G. Owen and Craig A. Wilson, or any one of them, proxies with full power of substitution and resubstitution, to vote all shares of common stock that the stockholder(s) would be entitled to vote at the Annual Meeting of Stockholders of Envision Healthcare Holdings, Inc., to be held on May 21, 2015 at 10:00 a.m., local time, at The Inverness Hotel and Conference Center, 200 Inverness Drive West, Englewood, Colorado 80112, and at any reconvened meeting following any adjournment or postponement thereof, as follows on the reverse side. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 22, 2015 is hereby acknowledged. THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. (Continued, and to be marked, dated and signed, on the other side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 21, 2015. The Proxy Statement and our Annual Report are available at: http://www.viewproxy.com/evhc/2015

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. CONTROL NUMBER NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such. Signature Signature (if held jointly) Date: , 2015 Please mark your votes like this x Proposals - The Board recommends a vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4 1. Election of Class II Directors: FOR WITHHOLD (01) Carol J. Burt (02) Leonard M. Riggs, Jr., M.D. (03) James D. Shelton FOR AGAINST ABSTAIN 2. Approval of the Envision Healthcare Holdings, Inc., 2015 Employee Stock Purchase Plan. FOR AGAINST ABSTAIN 3. Approval of the Envision Healthcare Holdings, Inc., 2015 Provider Stock Purchase Plan. FOR AGAINST ABSTAIN 4. Ratification of the selection of Ernst & Young LLP as Envision Healthcare Holdings, Inc.’s independent registered public accounting firm for the year ending December 31, 2015. I plan on attending the meeting CONTROL NUMBER Address Change/Comments: (If you noted any Address Changes and/or Comments above, please check this box.)